UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2016
To our shareholders:
We will hold our annual meeting of shareholders at our Irvine office, located at 3351 Michelson Drive, Suite 100, Irvine, California 92612, on Wednesday, June 8, 2016, at 10:00 a.m. Pacific daylight saving time. We are holding this meeting:
1.    To elect to our Board of Directors the ten director nominees named in this proxy statement, each for a term that ends on the earlier of: (a) the date of our next annual meeting; (b) upon completion of the merger with Tianjin Tianhai Investment Company, Ltd., as described in our Form 8-K filed on February 17, 2016 and in our Schedule 14A filed on February 17, 2016, as amended, which is subject to approval by our shareholders; or (c) until the director's successor is elected and qualified. (You will not be asked to vote on the proposed merger with Tianjin Tianhai Investment Company Ltd. at the annual meeting of shareholders. You will receive separate materials with respect to a special meeting of shareholders, to be held at a later date determined by the Board, to vote upon the proposed merger);
2.    To approve, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;
3.    To approve the second amendment to the Ingram Micro Inc. 2011 Incentive Plan;
4.    To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year; and
5.    To transact any other business that properly comes before the meeting.
The shareholders of record at the close of business on April 15, 2016 will be entitled to vote at the annual meeting or any postponements or adjournments of the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope or vote via telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you attend the meeting, you may vote your shares in person, which will revoke any prior vote.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 8, 2016: This Proxy Statement, along with the 2015 Annual Report to Shareholders, is online at www.edocumentview.com/im or, if you are a registered shareholder, at www.envisionreports.com/im.
Receive Proxy Materials Electronically: With your consent, we will send all future proxy voting materials to you by email. To enroll to receive future proxy materials electronically if you are a registered shareholder, please go to www.computershare.com/investor.

April 26, 2016
Irvine, California
By order of the Board of Directors,

Larry C. Boyd Executive Vice President, Secretary and General Counsel

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___________________________________

i

3351 Michelson Drive, Suite 100
Irvine, California 92612

PROXY STATEMENT
This proxy statement is furnished to you by the Board of Directors of Ingram Micro (the “Board”) and contains information related to the 2016 annual meeting of our shareholders to be held on Wednesday, June 8, 2016, beginning at 10:00 a.m., Pacific daylight saving time, at our Irvine office, located at 3351 Michelson Drive, Suite 100, Irvine, California 92612, and any postponements or adjournments thereof. The enclosed form of proxy is solicited by our Board. The date of this proxy statement is April 26, 2016. It is first being mailed to our shareholders on April 26, 2016.
References in this proxy statement to “we”, “us”, “our”, “the Company” and “Ingram Micro” refer to Ingram Micro Inc.

ABOUT THE MEETING

Purpose of the 2016 Annual Meeting
The purpose of the 2016 annual meeting is:
1.    To elect to our Board of Directors the ten director nominees named in this proxy statement, each for a term that ends on the earlier of: (a) the date of our next annual meeting; (b) upon completion of the merger with Tianjin Tianhai Investment Company, Ltd., as described in our Form 8-K filed on February 17, 2016 and in our Schedule 14A filed on February 17, 2016, as amended, which is subject to approval by our shareholders; or (c) until the director's successor is elected and qualified. (You will not be asked to vote on the proposed merger with Tianjin Tianhai Investment Company Ltd. at the annual meeting of shareholders. You will receive separate materials with respect to a special meeting of shareholders, to be held at a later date determined by the Board, to vote upon the proposed merger);
2.    To approve, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;
3.    To approve the second amendment to the Ingram Micro Inc. 2011 Incentive Plan;
4.    To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year; and
5.    To transact any other business that properly comes before the meeting.

Quorum
A quorum is the minimum number of shares required to hold and transact business at a meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast”, except as noted below.

The election inspectors will treat shares referred to as “broker nonvotes” (i.e., shares held by a broker or nominee over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who May Vote
Holders of record of our Class A common stock at the close of business on April 15, 2016 (“Record Date”) may vote at the annual meeting. As of the Record Date, the Company had 148,522,413 issued and outstanding shares of Class A common stock. Each share of Ingram Micro Class A common stock that you own entitles you to one vote.
How to Vote
You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. For directions to our Irvine office where the meeting will be held, please call (714) 566-1000.
If you are a registered shareholder (meaning your name is included on the shareholder file maintained by our transfer agent, Computershare Trust Company, N.A.), you can vote by proxy in any of the following ways:

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By Internet.  If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. The deadline for voting electronically is 3:00 a.m. (Pacific Time) on June 8, 2016.

•	By Telephone. You may submit your proxy by following the “Vote by telephone” instructions on the proxy card. The deadline for voting by telephone is 3:00 a.m. (Pacific Time) on June 8, 2016.

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In Writing.  You may do this by signing your proxy card and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares of Class A common stock will be voted as you instruct. If you sign your proxy card, but do not provide instructions, we will follow the Board’s recommendations and vote your shares of Class A common stock as described in the section entitled “Proposals You Are Asked to Vote on and the Board’s Voting Recommendation” below. The deadline for voting by mail is 3:00 a.m. (Pacific Time) on June 8, 2016 (your proxy card must be received by that time).

If your shares of Class A common stock are held in the name of a bank, broker or other nominee, you will receive instructions from such nominee that you must follow in order for your shares to be voted.
If you participate in our 401(k) Investment Savings Plan (“Ingram Micro 401(k) Plan”), you may vote an amount of shares of Class A common stock equivalent to the interest in Class A common stock credited to your account as of the Record Date. You may vote by instructing Fidelity Management Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares of Class A common stock in accordance with your duly executed instructions if they are received by June 3, 2016. If you do not provide the trustee with your voting instructions, the trustee will not vote on your behalf.

How Proxies Work
Our Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares of Class A common stock at the meeting in the manner you direct. You may abstain from voting for any of the proposals. If you sign your proxy card but do not provide instructions, we will follow the Board’s recommendations and vote your shares of Class A common stock as described in the section entitled “Proposals You Are Asked to Vote on and the Board’s Voting Recommendation” below.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendation
If you properly fill in your proxy card and send it to us in time to vote, or vote by Internet or telephone, one of the individuals named on your proxy card will vote your shares of Class A common stock as your proxy and as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares of Class A common stock as follows:
1.    “FOR” election to our Board of Directors of the ten director nominees named in this proxy statement, each for a term that ends on the earlier of: (a) the date of our next annual meeting; (b) upon completion of the merger with Tianjin Tianhai Investment Company Ltd., as described in our Form 8-K filed on February 17, 2016 and in our Schedule 14A filed on February 17, 2016, as amended; or (c) until the director's successor is elected and qualified (see “Proposal No. 1 — Election of Directors”);
2.    “FOR” approval, on an advisory basis, of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement (see “Proposal No. 2 — Advisory Vote on Executive Compensation”);

3.    "FOR" approval of the second amendment to the Ingram Micro Inc. 2011 Incentive Plan as amended ("Proposal No. 3 —Approval of Second Amendment to 2011 Incentive Plan"); and
4.    “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year (see “Proposal No. 4 — Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm”).
If any other matter is properly presented at the meeting, your proxy will vote in accordance with the best judgment of the individual voting your shares of Class A common stock as your proxy. At the time this proxy statement was first mailed to our shareholders, we knew of no other matters to be acted on at the annual meeting.

Vote Necessary to Approve Proposals
In the election of directors under Proposal No. 1, you may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. Each nominee shall be elected to the Board of Directors by the majority of the votes cast with respect to the director’s election (that is, the number of votes cast “FOR” a director’s election must exceed the number of votes cast“AGAINST” the director’s election). See “Board of Directors — Corporate Governance — Majority Voting Policy” in this proxy statement. Abstentions will not be taken into account in determining the outcome of the election.
With respect to Proposal No. 2, the “say on pay” advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. The affirmative vote of a majority of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions are treated as shares of common stock present or represented and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted as a vote cast and will have no effect on the vote.
Proposal No. 3, approval of the second amendment to the Ingram Micro Inc. 2011 Incentive Plan (the "2011 Plan"), requires the affirmative vote of a majority of the shares of Class A common stock present or represented at the annual meeting and entitled to vote on the proposal. If a majority of the shares of Class A common stock present or represented at the annual meeting and entitled to vote on the proposal do not vote to approve the second amendment to the 2011 Plan, the amendment will not take effect and the 2011 Plan will continue in full force in accordance with its terms as currently in effect, as amended by the First Amendment to the 2011 Plan approved by our shareholders at the 2013 Annual Meeting. Abstentions are treated as shares of Class A common stock present or represented and entitled to vote and will have the same effect as a vote "AGAINST" the proposal, while broker non-votes will not be counted as a vote cast and will have no effect on the vote.
Proposal No. 4, ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year, requires the affirmative vote of the majority of the shares of Class A common stock present or represented by proxy and entitled to vote on the proposal. Abstentions are treated as shares present or represented and entitled to vote and will have the same effect as a vote “AGAINST” the proposal. This proposal is considered a routine matter for which brokers may vote without voting instructions from the shareholder and, therefore, broker non-votes are not expected to exist on this proposal.
Under current New York Stock Exchange (“NYSE”) rules, if your broker holds your shares of the Company's Class A common stock in its name, your broker is not permitted to vote your shares on Proposals 1, 2 or 3 if it does not receive voting instructions from you. Such broker nonvotes will not have an effect on the outcome of the proposals. Proposal 4 is considered a routine matter for which brokers may vote without voting instructions from the shareholder and, therefore, broker non-votes are not expected to exist on Proposal 4.

Revoking Your Proxy
You may revoke your proxy by: (1) sending in another signed proxy card with a later date; (2) providing subsequent Internet or telephone voting instructions; (3) notifying our Secretary in writing before the meeting that you wish to revoke your proxy; or (4) voting in person at the meeting.

Proxy Solicitation Costs
The Company will bear the costs of soliciting proxies.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the election of each of the nominees for election as directors of the Company, as described below, which is designated as Proposal No. 1 on the enclosed proxy card.
On the recommendation of the Governance Committee, the Board has nominated the ten persons named below for election as directors this year, each to serve until the earlier of (i) the date of our next annual meeting of shareholders; (ii) completion of the merger with Tianjin Tianhai Investment Company Ltd., or (iii) until the director’s successor is elected and qualified.
Director Nominee Experience and Qualifications
The Board annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our shareholders. The Board believes that its members should possess a variety of skills, professional experience, and backgrounds in order to effectively oversee our business. All of our nominees are experienced leaders who bring to the Board a vast array of public company, financial services, private company, and other business knowledge, the majority as senior executives in industries different from or synergistic with that of Ingram Micro. Each nominee has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Ingram Micro’s challenges and evaluate the strategies proposed by management, as well as their implementation. Each of the nominees has a long record of professional integrity, a dedication to his or her profession, a strong work ethic and the willingness to spend the time and effort needed to fulfill one’s professional obligations as a Board member, and the majority of the nominees have also served on the board of at least one complex global company. The specific experience, qualifications, attributes and skills of each nominee are described in that nominee’s biography below:

Howard I. Atkins	Director since April 2004
Mr. Atkins, age 65, is the former Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company in San Francisco, California, retiring in February 2011. Prior to joining Wells Fargo in 2001, Mr. Atkins was Executive Vice President and Chief Financial Officer of New York Life Insurance Company in New York, New York from 1996 to 2001. Mr. Atkins also served as Executive Vice President and Chief Financial Officer of New Jersey-based Midlantic Corporation from 1991 to 1996. Mr. Atkins joined the former Chase Manhattan Bank in 1974 and was, successively, in asset/liability management, in U.S. capital markets/derivatives, head of Capital Markets for Europe, the Middle East and Africa, and head of the Bank’s worldwide derivatives trading business. He was Chase Manhattan Bank’s Treasurer from 1988 until 1991 when he became Chief Financial Officer of Midlantic Corporation. Mr. Atkins is a member of the Board of Directors of Occidental Petroleum Corporation and of Morgan Stanley Bank, N.A., a non-public subsidiary of Morgan Stanley Corporation. As former chief financial officer of one of the largest financial services companies in the country, Mr. Atkins brings extensive accounting and financial skills that are important in the understanding and oversight of our financial reporting, enterprise and operational risk management and corporate finance, tax and treasury matters.

David A. Barnes	Director since June 2014

Mr. Barnes, age 60, served until April 1, 2016, as Senior Vice President and Chief Information and Global Business Services Officer ("CIO") of United Parcel Service of America ("UPS"). He held the CIO position since 2005 and was responsible for all aspects of UPS technology used to serve more than 220 countries and territories around the world. Under his leadership, UPS invested more than $1 billion each year in technology. Mr. Barnes also chaired the UPS Information Technology Governance Committee, which is responsible for the direction of UPS' technology investments, ensuring they remain aligned with the company’s business vision and strategy. As Global Business Services Officer he was responsible for Procurement, Customer Contact Centers, and shared service operations for HR, Payroll, Billing, Collections and Accounting. Prior to being named CIO, Mr. Barnes was UPS’ Vice President, application portfolios, where he oversaw global technology solution development for customer technology, sales and marketing, package delivery operations, and multi-modal transportation. Mr. Barnes joined UPS in 1977, progressing quickly through increasingly important roles in industrial engineering, finance and information systems. As the former CIO of one of the largest logistics companies in the world, Mr. Barnes brings a depth of experience critical to the Board's oversight of the company's strategies for its information systems and for expansion of its logistics and other service offerings.

Leslie Stone Heisz	Director since March 2007
Ms. Heisz, age 55, is an experienced investment banking and finance executive. Ms. Heisz joined Lazard Freres & Co. in 2003 as a senior advisor and served as a managing director from 2004 through April 2010, providing strategic financial advisory services for clients in a variety of industries. Ms. Heisz was a managing director of Dresdner Kleinwort Wasserstein (and its predecessor Wasserstein Perella & Co.) for six years, and a director prior to that, specializing in mergers and acquisitions, as well as leveraged finance, and leading the Gaming and Leisure Group and the Los Angeles office. She was also a Vice President at Salomon Brothers, where she developed the firm’s industry-leading gaming practice and was a senior consultant specializing in strategic information systems at Price Waterhouse. Ms. Heisz has been a member of the Board of Directors of Kaiser Foundation Hospitals and Health Plans, Inc. since January 2015. She previously served on the Board of Directors of Towers Watson & Co., HCC Insurance Holdings, Inc. and International Game Technology. Ms. Heisz’s career in the investment banking industry, deep understanding of capital markets and previous board experience brings expertise in oversight of our financial reporting, enterprise and operational risk management, corporate finance, tax and treasury matters and implementation of sound corporate governance practices.

John R. Ingram	Director since April 1996
Mr. Ingram, age 54, is Chairman of the Ingram Industries Inc. Board of Directors and also Chairman of Ingram Content Group, Inc., which includes Ingram Book Company, Lightning Source Inc. and Ingram Digital. He was Vice Chairman of Ingram Industries from June 1999 to April 2008 and Co-President of Ingram Industries from January 1996 to June 1999. Mr. Ingram was also President of Ingram Book Company from January 1995 to October 1996. Mr. Ingram served as Acting Chief Executive Officer of Ingram Micro from May 1996 to August 1996, prior to Ingram Micro becoming a public company, and held a variety of positions at the Company from 1991 through 1994, when it was privately held, including Vice President of Purchasing, Vice President of Management Services at Ingram Micro Europe, and Director of Purchasing. Mr. Ingram is an experienced executive with Ingram Industries, and has valuable experience in digital services. Mr. Ingram’s history with Ingram Micro brings in-depth knowledge of the Company that assists the Board in overseeing management and is important to the Board’s oversight of strategy, risk management and implementation of sound corporate governance practices.

Dale R. Laurance	Director since May 2001
Dr. Laurance, age 70, is the owner of Laurance Enterprises LLC, a private investment and advisory services company. He retired from Occidental Petroleum Corporation in 2004, where he had served as President since 1996 and Director since 1990. From 1983 to 1996 Mr. Laurance served in various management and executive positions with Occidental Petroleum Corporation. Dr. Laurance also serves on the Advisory Board of Vance Street Capital and the Golden West Humanitarian Foundation. Dr. Laurance has been our Chairman of the Board since the Company’s annual meeting of shareholders in June 2007. He previously served on the Board of Directors of Jacobs Engineering Group Inc. and was a member of the Board of Trustees of the Polytechnic School. Dr. Laurance is an experienced executive and has extensive experience in the areas of international business, financial reporting, strategy, regulatory compliance, and corporate governance as a senior executive and board member of Occidental Petroleum Corporation. Dr. Laurance brings strong leadership skills and global business operational experience to the Board and provides strategic counsel that is important in the Board’s oversight of management.

Linda Fayne Levinson	Director since August 2004
Ms. Levinson, age 74, is an advisor to professionally funded, privately held ventures. Ms. Levinson was Non-Executive Chair of the Board of Connexus, Inc. (formerly VendareNetBlue), a privately held Internet media company, until May 2010 when it was merged into Epic Advertising. From February through July 2006, Ms. Levinson was also Interim CEO of that company. From 1997 until May 2004, Ms. Levinson was a Partner of GRP Partners, a venture capital firm investing in early stage technology companies in the financial services, Internet media and online retail sectors. From 1982 until 1998, Ms. Levinson was President of Fayne Levinson Associates, an independent consulting firm advising major corporations. Ms. Levinson also has been an executive at Creative Artists Agency, Inc.; a Partner of Wings Partners, a Los Angeles-based merchant bank; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1979. Ms. Levinson also serves as Chair of the Board of Directors of Hertz Global Holdings, Inc., and its wholly-owned subsidiary, The Hertz Corporation, and is a member of the Board of Directors of NCR Corporation, Jacobs Engineering Group Inc., and the Western Union Company , and was a previous member of the Board of DemandTec, Inc. Ms. Levinson’s executive and consulting career brings in-depth knowledge of business operations and strategy, and an extensive breadth and depth of experience related to compensation strategies and corporate governance through her long tenure serving on the boards of a number of large international companies, including as chair of compensation committees. In 2013 Ms. Levinson was named by the National Association of Corporate Directors to its D100, its list of the most influential directors in the boardroom and in corporate governance.

Scott A. McGregor	Director since June 2010
Mr. McGregor, age 60, is the former President and Chief Executive Officer of Broadcom Corporation, a global leader in semiconductors for wired and wireless communications, a position he held through January 31, 2016. Prior to joining Broadcom in January 2005, Mr. McGregor was President and Chief Executive Officer of Philips Semiconductor, a $6-billion subsidiary of the Netherlands-based Royal Philips Electronics, from 2001 through 2004. In addition to his CEO role, he was also a member of the Group Management Committee of Royal Philips Electronics. He joined Philips Semiconductors in February 1998 as head of its Emerging Businesses unit. Before joining Philips, Mr. McGregor served in various senior management positions from 1990 to 1998, most recently as senior vice president and general manager, at Santa Cruz Operation Inc., a provider of network computing solutions. He has also held management positions at Digital Equipment Corporation (now part of Hewlett-Packard) and at Microsoft where he was architect and development team leader for the original version of Microsoft Windows®. He began his career at Xerox Corporation’s Palo Alto Research Center (PARC). Mr. McGregor received a B.A. in Psychology and an M.S. in Computer Science and Computer Engineering from Stanford University. He previously served on the Board of Directors of Broadcom Corporation and Progress Software Corporation. Mr. McGregor is a seasoned business executive who brings in-depth business knowledge to provide insight on Ingram Micro's strategy, compensation practices, risk management and implementation of sound corporate governance practices for the Company.

Carol G. Mills	Director since June 2014
Ms. Mills, age 62, brings more than 30 years of experience in the enterprise software and technology sector to the Ingram Micro board. She currently serves as a member of the board of directors for Xactly Corporation, a cloud-based incentive compensation and performance management solutions company and for privately held WhiteHat Security, a cloud-based Web application security company, and for RELX Group, a multinational information and analytics company. Previously, Ms. Mills served on the boards of Adobe Systems, Alaska Communications, Blue Coat Systems, and Tekelec Corporation. Prior to these roles, she served in senior executive leadership positions at Juniper Networks, Acta Technology and Hewlett-Parkard. Ms. Mills' broad and varied experience in the technology industry, encompassing positions of responsibility with both hardware and software companies, enables her to provide insights on multiple aspects of Ingram Micro's strategies and operational challenges.

Alain Monié	Director since November 2011
Mr. Monié, age 65, has been our chief executive officer since January 20, 2012. He rejoined the company as our president and chief operating officer on November 1, 2011, after a year as chief executive officer of APRIL Management Pte., a multinational industrial company based in Singapore. Prior to his role at APRIL Management Pte., Mr. Monié served as president and chief operating officer of Ingram Micro from 2007 to 2010. He joined Ingram Micro in February 2003 as executive vice president, and served in that role and as president of Ingram Micro Asia-Pacific from January 2004 to August 2007. He spent more than two years as president of the Latin American Division of Honeywell International. He joined Honeywell through the corporation’s merger with Allied Signal Inc., where he built a 17-year career on three continents, progressing from a regional sales manager to head of Asia-Pacific operations from October 1997 to December 1999. Mr. Monié has been a member of the Board of Directors of Amazon.com, Inc. since November 2008, and was elected to the Board of Ingram Micro in November

2011. Mr. Monié was a member of the Board of Directors of Jones Lang LaSalle from October 2005 to May 2009. As a seasoned executive and chief executive officer of Ingram Micro, Mr. Monié brings in-depth knowledge of Ingram Micro's business operations and strategy that is important to the Board's oversight of strategy, succession planning, enterprise risk management, compensation and implementation of sound corporate governance practices for the Company.

Wade Oosterman	Director since September 2013
Mr. Oosterman, age 55, has served as President, Mobility and Residential Services and Chief Brand Officer for Bell Canada Enterprises Inc., Canada’s largest communications company, since 2010, and as President, Mobility and Chief Brand Officer since 2006. Serving in executive roles at public Canadian communications companies since 1987, Mr. Oosterman was previously Chief Marketing Officer and Chief Brand Officer for Telus, the leading telecommunications provider in Western Canada, and a founder of Clearnet Communications, a national wireless operator acquired in 2000 in the largest transaction in Canadian telecommunications history. Mr. Oosterman is a seasoned business executive who brings in-depth business knowledge and insight from the telecommunications industry on marketing and branding strategies.

BOARD OF DIRECTORS
The Board of Directors held 12 meetings during fiscal year 2015. All current directors attended more than 75% of the total number of meetings of the Board and the committees on which they served in 2015. The Board and its committees regularly hold executive sessions of non-employee directors without management present. As a matter of policy, directors are encouraged and expected to attend the annual meeting of shareholders. All of the current directors standing for re-election attended Ingram Micro’s 2015 annual meeting of shareholders on June 3, 2015.
Compensation of Board of Directors
Ingram Micro pays directors who are not employed by the Company (“non-employee directors”) an annual award which may consist of a combination of cash, stock options, restricted stock and/or restricted stock units, pursuant to the Amended and Restated Ingram Micro Inc. Compensation Policy for Members of the Board of Directors, effective as of March 12, 2014. No meeting fees are paid to directors for attending meetings of the Board and the committees on which they serve. Any director who is an employee of Ingram Micro does not receive separate compensation for service on the Board.
2015 Annual Award. The mix of cash, stock options, restricted stock and/or restricted stock units for the annual award must be selected by each non-employee director before December 31 of each year, prior to the start of the calendar year in which the annual award will be made or within 30 days of initial appointment or election to the Board, as the case may be. If a Board member does not file an election form with respect to a calendar year by the specified date, the Board member will be deemed to have elected to receive the compensation in the manner elected by the Board member in his or her last valid election, or if there has been no prior election, will be deemed to have elected to receive the eligible compensation in the form of nonqualified stock options. The award is prorated for any partial year of service. In addition, the mix of cash, stock options, restricted stock and/or restricted stock units for the annual award is subject to the following assumptions and restrictions:
  2015 Annual Award Maximum. The aggregate amount of the annual award (including any annual cash retainer and the value of any annual equity-based compensation) may not exceed the following amounts:

•	$450,000 for the non-executive Chairman of the Board; the non-executive Chairman of the Board is not eligible for any additional fees for chairing or participating on any Committees;

•	$260,000 for the Audit Committee chair;

•	$235,000 for other Audit Committee members;

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$255,000 for the Human Resources Committee chair, $250,000 each for the Governance Committee chair and the Information Technology Committee Chair, and $240,000 for the Executive Committee chair, subject to an additional $5,000 if any of these chairs is also on the Audit Committee; and

•	$230,000 for all other directors.

  2015 Cash Compensation. The amount of the cash portion of any annual award that may be selected by directors is subject to the following restrictions and is paid in quarterly installments:

•	The maximum amount of the cash retainer that may be selected annually is as follows:

•	$190,000 for the non-executive Chairman of the Board;

•	$130,000 for the Audit Committee chair;

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$125,000 for the Human Resources Committee chair, $120,000 each for the Governance Committee chair and the Information Technology Committee chair, and $110,000 for the Executive Committee chair, subject to an additional $5,000 each if a chair of any of these committees is also on the Audit Committee;

•	$105,000 for other Audit Committee members; and

•	$100,000 for all other directors.

•	The Audit Committee members and committee chairs must select a minimum annual amount cash retainer (subject to adjustment for partial years of service)as follows:

•	$30,000 for the Audit Committee chair;

•
$25,000 for the Human Resources Committee chair, $20,000 each for the Governance Committee chair and the Information Technology Committee chair, and $10,000 for the Executive Committee chair, subject to an additional $5,000 if any of these chairs is also on the Audit Committee; and

•	$5,000 for Audit Committee members.
Equity-based Compensation. Any non-cash portion of the annual award is in the form of equity-based compensation, which may consist of stock options, restricted stock, restricted stock units or a combination thereof as selected by the director.
2015 Option Awards. Options are granted to directors on the first trading day of January of each calendar year. For 2015 awards, the grant date was January 2, 2015 and the number of options granted was determined by dividing the dollar value of stock options selected by the Black-Scholes value (using the closing price on the 12th of the month prior to grant date as the “stock value” to determine the appropriate Black-Scholes value), rounded up to the next whole share. The value per option was determined in accordance with Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC 718”). The options each have an exercise price equal to the closing price of our common stock on the NYSE on the date of grant, vested monthly beginning on January 31, 2015 and continuing through December 31, 2015 and have a maximum term of ten years less one day.
  2015 Restricted Stock/Restricted Stock Units. Restricted stock and/or restricted stock units, as applicable, are granted to directors on the first trading day of January of each calendar year. The number of shares granted is equal to the dollar value of the amount of restricted stock or restricted stock units selected divided by the closing price of our common stock on the New York Stock Exchange on the date of grant, rounded up to the next whole share. The restricted shares and restricted stock units granted in 2015 vested on December 31, 2015. Settlement of restricted stock units may be deferred in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

2015 Compensation of Non-Employee Directors. The following table lists the 2015 compensation for each non-employee director, pursuant to the policy described above. Mr. Monié does not receive separate compensation for his service on the Board.
NON-EMPLOYEE DIRECTOR COMPENSATION
(for fiscal year 2015)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Howard I. Atkins (2)(12)	30,000	230,011	—	—	—	—	260,011
David A. Barnes (3)(12)	106,667	140,008	—	—	—	—	246,675
Leslie Stone Heisz (4)(12)	130,000	130,002	—	—	—	—	260,002
John R. Ingram (5)(12)	100,000	—	130,003	—	—	—	230,003
Dale R. Laurance (6)(12)	—	450,016	—	—	—	—	450,016
Linda Fayne Levinson (7)(12)	100,000	130,002	—	—	—	—	230,002
Scott A. McGregor (8)(12)	125,000	130,002	—	—	—	—	255,002
Carol G. Mills (9)(12)	100,000	130,002	—	—	—	—	230,002
Wade Oosterman (10)(12)	2,917	230,011	—	—	—	—	232,928
Joe B. Wyatt (11)(12)	60,000	—	67,506	—	—	—	127,506

(1)
Since the information required to be disclosed under these columns are the amounts equal to the grant date fair value of the awards determined pursuant to ASC 718, these amounts may not conform to the exact dollar value described in the policy above used to determine the number of shares subject to equity awards granted to our Board members. See notes 2 and 12 to Ingram Micro’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which was filed with the SEC on February 26, 2016, for a discussion of the assumptions used and the estimated forfeiture rate which is not required to be taken into account for these ASC 718 values. Unless noted otherwise, restricted stock or restricted stock units disclosed under “Stock Awards” were granted on January 2, 2015 and restrictions lapsed on December 31, 2015. The closing price of Ingram Micro stock on January 2, 2015 was $27.34. Stock options disclosed under “Option Awards” were granted on January 2, 2015 with an exercise price of $27.34 per share, vest at a rate of one-twelfth per month over a twelve-month period commencing January 31, 2015 and expire ten years less one day from grant date. Following our previous practice, the stock options granted on January 2, 2015 are based on the Black-Scholes value as of the close of the second week of the previous month. This resulted in a Black-Scholes value on December 12, 2014 of $6.66 per share using the following assumptions: stock price volatility of 25.30%; expected option life of 5 years; dividend yield of 0%; and risk free interest rate of 1.53% and was determined in accordance with ASC 718.

(2)
Mr. Atkins was eligible to receive annual Board compensation in the amount of $260,000 (reflecting his service as Chair of the Human Resources Committee and a member of the Audit Committee), Mr. Atkins elected to receive $30,000 in cash for his service as a member of the Audit Committee, and he deferred receipt of cash until the last business day of February 2021, or if earlier, upon the last business day of the month in which occurs the 60th day following his separation from service on the Board. He has also elected $230,000 in restricted stock units, of which he deferred receipt until February 12, 2021.

(3)
Mr. Barnes was eligible to receive annual Board compensation in the amount of $235,000 (reflecting his service as a member of the Audit Committee) of which he elected to receive $95,000 in cash and $140,000 in restricted stock units. Mr. Barnes was paid an additional $11,667 as a result of serving as IT Committee Chair as of June 3, 2015. The cash portion was paid in four quarterly equal installments pro-rated for the partial year of service as IT Committee Chair.

(4)
Ms. Heisz was eligible to receive annual Board compensation in the amount of $260,000 (reflecting her service as Chair of the Audit Committee), of which she elected to receive $130,000 in cash and elected to receive $130,000 in restricted stock units. Ms. Heisz received her cash compensation in four quarterly equal installments.

(5)
Mr. Ingram was eligible to receive annual Board compensation in the amount of $230,000, of which he elected to receive $100,000 in cash and $130,000 in stock options. Mr. Ingram received his cash compensation in four quarterly equal installments.

(6)
Dr. Laurance was eligible to receive annual Board compensation in the amount of $450,000 (reflecting his service as Chairman of the Board), of which he elected to receive all $450,000 in restricted stock units and he deferred receipt of the restricted stock units until his retirement from the Board.

(7)
Ms. Levinson was eligible to receive annual Board compensation in the amount of $230,000, of which she elected to receive $100,000 in cash and $130,000 in restricted stock units and she deferred receipt of the restricted stock units until January 30, 2016. Ms. Levinson's cash compensation was paid in four quarterly equal installments.

(8)
Mr. McGregor was eligible to receive annual Board compensation in the amount of $255,000 (reflecting his service as Chair of the Governance Committee and as a member of the Audit Committee), of which he elected to receive $125,000 in cash and $130,000 in restricted stock units. Mr. McGregor's cash compensation was paid in four quarterly equal installments.

(9)
Ms. Mills was eligible to receive annual Board compensation in the amount of $230,000 of which she elected to receive $100,000 in cash, and $130,000 in restricted stock awards. Ms. Mills' cash compensation was paid in four quarterly equal installments.

(10)
Mr. Oosterman was eligible to receive annual Board compensation in the amount of $230,000, which he elected to receive all in restricted stock units and of which he deferred receipt until his retirement from the Board. Mr. Oosterman was paid a pro-rated fee of $2,917 for his service on the Audit Committee as of June 3, 2015. Mr. Oosterman's cash compensation was paid in three quarterly equal installments.

(11)
Mr. Wyatt retired from the Board on June 4, 2015 and he was eligible to receive $127,506 (reflecting his services as Chair of the Information Technology Committee and services as a member of the Audit Committee through his date of retirement), of which he elected to receive $60,000 in cash and $67,506 in stock options. The cash portion was paid in two quarterly equal installments.

(12)	The table below shows the aggregate numbers of equity awards outstanding for each non-employee director as of January 2, 2016 the last day of our 2015 fiscal year.

Unexercised Stock Options
Name	Unvested Restricted Stock Awards	Unvested Restricted Stock Units	Vested	Unvested
Howard Atkins	—	—	—	—
David A. Barnes	—	—	—	—
Leslie S. Heisz	—	—	—	—
John R. Ingram	—	—	69,030	—
Dale R. Laurance	—	—	—	—
Linda Fayne Levinson	—	—	11,652	—
Scott A. McGregor	—	—	—	—
Carol G. Mills	—	—	—	—
Wade Oosterman	—	—	—	—
Joe B. Wyatt	—	—	104,053	—
Stock Ownership Requirement. Each director is required to achieve and maintain ownership of shares of our common stock with an aggregate value (market price multiplied by the number of shares) equal to three times the maximum amount of cash retainer that may be selected by each member of the Board in their capacity as Board members under our director compensation policy (not taking into account additional cash compensation for leadership roles such as Chairman of the Board, Committee chair or service on a Board Committee). Board members have five years from the date of his or her election to the Board to achieve the required stock ownership. All current directors either meet this stock ownership requirement as of the Record Date or are still within the five-year period.
Other Information. Each director is reimbursed for expenses incurred in attending meetings of the Board and Board committees. Each director is able to elect to defer his or her cash compensation through a nonqualified deferral plan. Directors who defer cash compensation may elect to have earnings, or losses, credited to their deferrals as if their deferrals were invested in the various investment options available under the Company’s Supplemental Investment Savings Plan, a nonqualified deferred compensation plan for directors. Directors are not credited with “above-market” or “preferential” interest.

Committees of the Board of Directors
Our Board has standing Audit, Executive, Governance, Human Resources, and Information Technology Committees. These Board committees frequently meet in executive session with no members of management present. Copies of the charters for each of these committees are available on the Company's website at www.ingrammicro.com under the links for “Investor Relations” and then “Governance”. The following table lists members of the committees as of the date of this proxy statement.

Name	Audit Committee	Executive Committee	Governance Committee	Human Resources Committee	Information Technology Committee
Dale R. Laurance		Chair
Howard I. Atkins	*	*		Chair	*
David A. Barnes	*	*			Chair
Leslie S. Heisz	Chair	*	*
John R. Ingram			*	*
Linda Fayne Levinson			*	*	*
Scott A. McGregor	*	*	Chair
Carol G. Mills			*	*	*
Alain Monié		*
Wade Oosterman	*			*	*

*	Member
Audit Committee — 8 meetings in 2015. The Audit Committee, consisting of independent directors, assists our Board’s oversight of (1) the integrity of our financial reporting processes, financial statements and systems of internal controls regarding finance, accounting, and legal and ethical compliance, (2) our compliance with legal and regulatory requirements, (3) the operation of our company's hotline reporting and response system, (4) the independence and qualification of our independent registered public accounting firm and (5) the performance of our independent auditors and internal audit department. In addition, the Audit Committee is charged with providing an avenue of open communication among our independent registered public accounting firm, management, our internal audit department, and our Board. The Audit Committee also appoints our independent registered public accounting firm, discusses and reviews in advance the scope of work and the fees to be paid in connection with the annual audit and reviews the results of the audit with our independent registered public accounting firm. The Audit Committee discusses the Company’s earnings releases, as well as financial information and outlook. A detailed list of the Audit Committee’s functions is included in its charter, which can be accessed on the Company's website at www.ingrammicro.com by using the links to “Investor Relations” and then “Governance”.
Executive Committee — 1 meeting in 2015.  The purpose of the Executive Committee is to act when necessary on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Executive Committee has and may exercise all of the powers and authority of the Board, subject to such limitations as the Board and/or applicable law may from time to time impose. A detailed list of the Executive Committee’s functions is included in its charter, which can be accessed on the Company's website at www.ingrammicro.com by using the links to “Investor Relations” and then “Governance”.
Governance Committee — 4 meetings in 2015. The Governance Committee, consisting of independent directors, is responsible for developing and recommending to the Board a set of corporate governance principles applicable to the Company, and thereafter recommending such changes as it deems appropriate to maintain effective corporate governance. In addition, the Governance Committee is responsible for identifying candidates for election to the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board regarding such candidates, reviewing and making recommendations to the Board regarding Board candidates submitted by shareholders, and making recommendations for membership on Board committees, as well as Board committee chair positions. The Governance Committee also reviews and recommends for consideration and approval by the Board the form and amounts of compensation for non-employee directors, including equity-based awards, and oversees the annual self-evaluations of the Board and its committees, as well as director performance and board dynamics. A detailed list of the Committee’s functions is included in its charter, which can be accessed on the Company's website at www.ingrammicro.com by using the links to “Investor Relations” and then “Governance”.
Human Resources Committee — 8 meetings in 2015. The Human Resources Committee, consisting of independent directors, assists the Board in overseeing and establishing the compensation of all executive officers and administering all stock-related and long-term executive incentive plans applicable to management. The Human Resources Committee reviews and reports to the Board on our key strategic and operational human resource issues, ensuring that investments in human assets are aligned with the Corporation's strategies and the interests of shareholders. The Committee’s oversight areas include executive compensation strategy, succession planning processes and key leader succession planning, and work environment assessment and improvement. A detailed list of the Human Resources Committee’s functions is included in its charter, which can be accessed on the Company's website at www.ingrammicro.com by using the links to “Investor Relations” and then “Governance”.

•
Outside Advisors to the Human Resources Committee. The executive compensation advisor engaged by the Human Resources Committee continues to be Frederic W. Cook & Co., Inc. (“Cook”), an independent executive compensation consulting firm which reports solely to the Human Resources Committee. No member of the Human Resources Committee or of management has any affiliation with Cook. The Human Resources Committee periodically seeks input from Cook on a range of external market factors, including evolving executive compensation trends and general observations on the Company’s executive compensation programs. Cook has also advised the Governance Committee of the Board on Board compensation matters for non-management Board members. Cook does not provide any other services to the Company or management. The Human Resources Committee has determined that there are no conflicts of interest with Cook’s work for the Committee.

•
Management Input to the Human Resources Committee. The Human Resources Committee frequently requests management to assist in accomplishing its work, including requests for specific analyses to assist with decision making. The Ingram Micro Human Resources, Finance, and Legal departments work with the Human Resources Committee Chair to help set meeting agendas and to coordinate the distribution of materials to the Committee in advance of its meetings. Committee meetings have historically been attended by our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Executive Vice President, Secretary and General Counsel, and Executive Vice President of Human Resources. Management does not make any recommendations to the Human Resources Committee on compensation of the CEO. In addition, no members of management are present during the Human Resources Committee’s deliberations on CEO compensation. The Human Resources Committee frequently meets in executive session with no members of management present.

•
Human Resources Committee Meetings. The Human Resources Committee’s process and decision-making regarding 2015 executive compensation are further described under “Compensation Discussion and Analysis” below.

Information Technology Committee — 4 meetings in 2015. The Information Technology Committee consists of independent directors. The purpose of the Information Technology Committee is to review, appraise, and provide oversight to ensure that the Company's information technology-related systems support effectively the business objectives, strategies, and processes of the Company. A detailed list of the Information Technology Committee's functions is included in its charter, which can be accessed on the Company's website at www.ingrammicro.com by using the links to “Investor Relations” and then “Governance”.
The Board may form other committees from time to time in addition to the Audit, Executive, Governance, Human Resources and Information Technology Committees described above.

Compensation Committee Interlocks and Insider Participation
No member of the Human Resources Committee had any “interlock” relationship to report during our fiscal year ended January 2, 2016.

Corporate Governance
Code of Conduct. Our code of conduct applies to all members of the Board of Directors, all executives of the Company and all other Ingram Micro associates and codifies our commitment to the highest standards of corporate governance. If we make any amendment to the code of conduct or waive, expressly or implicitly, any provision of the code of conduct for our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver at www.ingrammicro.com and on a current report on Form 8-K.
Corporate Governance Guidelines. Effective corporate governance principles and sound business practices that ensure management follows the highest ethical standards are not new concepts to the Company. They are important principles embraced at all levels of the Company, beginning with how our Board operates, and they provide the fundamental foundation from which the Company's management team pursues long-term strategic objectives aligned with the interests of the Company's shareholders. Members of our Board are kept informed about our business through discussions with our Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer, and other key members of management, by reviewing materials provided to the Board, and by actively participating in meetings of the Board and its committees. Our Board members provide feedback to management on a regular basis and routinely meet in executive session, without any members of management present.

The Company's Corporate Governance Guidelines (the "Guidelines") address important corporate governance policies and procedures, including those relating to (1) composition of the Board and membership criteria; (2) director qualifications (such as independence, simultaneous service on other Boards and conflicts of interests); (3) Board member responsibilities (including attendance at annual shareholder meetings); (4) establishment of the Board agenda; (5) establishment of a lead director position; (6) regularly scheduled meetings of non-employee Board members; (7) Board size; (8) Board committees; (9) Board member access to management and independent advisors; (10) director compensation; (11) director orientation and continuing education; (12) management evaluation and management succession; and (13) annual performance evaluation of the effectiveness of the Board and its committees.
Our Board expects to consider amendments to the Guidelines from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NYSE, and to address any changes in our operations, organization or environment.
Majority Voting Policy. In March 2011, our Board amended the Company’s Bylaws to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard, subject to the rights of any series or class of stock to elect directors under specified circumstances, as set forth in the Company’s Certificate of Incorporation. Under our majority voting policy, in an uncontested election, each nominee shall be elected to the Board of Directors by the majority of the votes cast with respect to the director’s election (that is, the number of votes “for” a director’s election must exceed the number of “against” votes cast with respect to that director’s election). Directors will continue to be elected by plurality vote in contested elections (that is, when the number of nominees for election exceeds the number of directors to be elected).
If a nominee who is currently serving as a director is not re-elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director”. However, under our Bylaws, if the director fails to be elected by the majority of the votes cast in an uncontested election, the director shall immediately tender his or her resignation to the Board of Directors. In that situation, the Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation, and submit its recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days following certification of the shareholder vote. In making its recommendation to the Board, the Governance Committee will consider factors and other information that the Committee considers appropriate and relevant, such as a member's contribution to the Board or whether a member's resignation would leave the Board without expertise in an important area or function. The Board will likewise give weight to such considerations in making its decision. The Board expects that any director whose resignation becomes effective pursuant to this policy will recuse himself or herself from participating in the consideration of his or her resignation by either the Governance Committee or the Board of Directors.
Board Leadership Structure. The positions of Chairman of the Board and Chief Executive Officer of the Company have been separated since June 2005. We believe this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possess. The Guidelines further provide that non-employee directors shall choose a Lead Director when the Chairman of the Board is not independent of management and that the Chairman of the Board shall perform the duties of the Lead Director when the Chairman is independent of management. As non-executive Chairman of the Board, Dr. Laurance is our Lead Director and as such, has presided at executive sessions of the Company’s non-employee directors since his election as Chairman on June 6, 2007.
Board’s Role in Risk Oversight. Management is responsible for day-to-day risk-management and continually monitors the material enterprise risks faced by the Company, including strategic risks, operational risks, financial risks and legal and compliance risks. Management has, since 2007, conducted an annual risk assessment of our business through an Enterprise Risk Management (“ERM”) process to assist the Board in conducting its oversight of the Company’s risks. The ERM process is global in nature and has been developed to identify and assess the Company’s risks, including inherent risks of our business, as well as to identify steps to mitigate and manage risks. The Board of Directors is responsible for exercising oversight over management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus (see descriptions of our Audit Committee’s, Human Resources Committee’s, Governance Committee’s and Information Technology Committee's areas of responsibilities under “Audit Committee”, “Human Resources Committee”, “Governance Committee”, and “Information Technology Committee” above; see also “Information on Compensation Risk Assessment” below). The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by our Chairman of the Board’s regular attendance at committee meetings and by the provision of committee reports to the full Board following each regularly scheduled committee meeting. In addition, the full Board receives periodic updates and in-depth information specifically related to the Company’s enterprise risk management.

Information on Compensation Risk Assessment. The compensation risk assessment process and conclusions described below are the basis for the Human Resources Committee’s conclusion that risks arising from the Company compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.
In early 2016, at the request of the Human Resources Committee, management conducted a targeted review of the long-term and short-term incentive, and commission-based variable compensation programs for Company employees for each of our operating regions (North America, Europe, Latin America, Asia-Pacific and Middle East, Turkey and Africa ), as well as Corporate. Variable cash compensation that represented a significant percentage of a country's total target cash compensation was reviewed to determine if it might pose a potential material risk to the Company and any factors which would balance, control or otherwise mitigate such potential risks.
Our analysis determined that variable cash compensation was a nominal percentage of revenue in all countries reviewed and countries with a higher percentage of variable cash compensation as a component of total target cash compensation also had a higher mix of sales and technical specialists supporting the go to market efforts. We assessed our potential compensation risks relating to our global annual cash incentive and equity incentive plans that are approved by the Human Resources Committee annually and provided to our leaders in each country, and we did not identify any areas of material risk. Management’s risk assessment report was reviewed and discussed, and its findings approved by the Human Resources Committee at its meeting on March 8, 2016, at which the Human Resources Committee also received input on the report from Cook, its independent compensation consultant.
In finding that there were no areas of material risk, our analysis noted that the Company’s approach to compensation utilizes a mix of cash and equity and annual and long-term incentives, as well as multiple performance metrics for its various plans, in an attempt to balance incentives or program features which individually might create an incentive to take unnecessary risks. For example, for our executive officers, overall compensation is weighted towards long-term incentive compensation, which discourages a focus on short-term risk-taking and encourages prudent investment for sustained growth. Long-term incentive programs are based on Company-wide financial results, which discourages participants in those plans who have only regional or business unit responsibilities from pursuing localized rewards without regard for broader corporate risks. Payout caps on short-term and long-term incentive award programs for our executive officers and corporate executive leadership team also mitigate imprudent risk-taking. The fact that long-term incentives are primarily paid in shares of Company stock and our typical practice of using rolling three-year performance measurement periods for these plans links management rewards with shareholder interests and also discourages imprudent risk taking. We also ensure that financial and performance metrics which drive incentive arrangements are aligned with the Company’s business plans and/or strategic objectives. Multiple levels of internal controls and approval processes ensure the integrity of our compensation programs. Finally, our stock ownership and holding guidelines for officers and board members, “clawback” policies for all or portions of annual, long-term incentive and severance payments to officers, negative discretion by the Committee over incentive program payouts for the executive officers, and negative discretion by management over incentive program payouts below the executive officer level all serve to further mitigate compensation risks for the Company.

Independence Determination for Directors
The Board of Directors adopted director independence standards as part of the Guidelines. The Guidelines include the independence requirements of the NYSE listing standards. Pursuant to the Guidelines, the Board undertook its annual review of director independence in March 2016.
In making these director independence determinations, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including Mr. Oosterman’s position as an executive officer of Bell Canada, which was a customer in arms’-length transactions with Ingram Micro, and Mr. Barnes' position as a Senior Vice President and Chief Information Officer of UPS, which was a supplier of services to Ingram Micro. The aggregate amounts involved in these commercial transactions did not exceed the greater of $1 million or 2% of the consolidated gross revenues of any of the Company, Bell Canada or UPS.
The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board determined that all of the directors nominated for election at the annual meeting are independent of the Company and its management under the standards set forth in the Guidelines, as well as under Audit Committee independence requirements of the SEC and the NYSE, with the exception of Alain Monié. Mr. Monié is considered an inside director because of his current employment as a senior executive of the Company. All other directors serving on the Board during 2015 were also found to be independent under these standards and requirements. All of the members of the Human Resources, Audit, Governance and Information Technology Committees are independent.

Audit Committee Financial Qualifications
Our Board has determined that each member of the Audit Committee: (1) meets the independence criteria prescribed by applicable law and rules of the SEC for Audit Committee membership and (2) is an “independent director” within the meaning of NYSE listing standards and the standards established by the Company. Each member of the Audit Committee also meets the NYSE’s financial literacy requirements. No member of our Audit Committee serves on more than three audit committees of public corporations.
In addition, the Board of Directors has designated each of Howard Atkins, Leslie Stone Heisz, and Scott McGregor as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

The Board has also determined that these three directors meet the NYSE’s accounting or related financial management expertise requirements through experience gained:

•
For Mr. Atkins, as a seasoned finance and accounting executive, including in his former role as Senior Executive Vice President and Chief Financial Officer of Wells Fargo & Company in San Francisco, California, in his prior roles as Executive Vice President and Chief Financial Officer of New York Life Insurance Company in New York and as Executive Vice President and Chief Financial Officer of New Jersey-based Midlantic Corporation;

•
For Ms. Heisz, as a seasoned investment banking and finance executive, including in her role as former managing director of the Los Angeles office of Lazard Freres & Co., where she provided strategic financial advisory services for clients in a variety of industries, as managing director of the Los Angeles office of Dresdner Kleinwort Wasserstein (and its predecessor Wasserstein Perella & Co.) for six years, specializing in mergers and acquisitions as well as leveraged finance, as a vice president at Salomon Brothers, and as a senior consultant at Price Waterhouse; and

•
For Mr. McGregor, as a seasoned executive with active supervisory experience of financial and accounting functions, including as President and Chief Executive Officer of Broadcom Corporation and President and Chief Executive Officer of Philips Semiconductor.

Director Nominations
General Criteria and Process. In identifying and evaluating director candidates, the Governance Committee does not set specific criteria for directors. As expressed in the Governance Committee charter, in nominating candidates, the Governance Committee shall comply with the requirements of the Company’s Bylaws and take into consideration such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Governance Committee may use and pay for assistance from consultants, including obtaining background checks, and advice from outside counsel, to assist its review and evaluation.
In evaluating candidates, the Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the Governance Committee takes into account how that candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.
Shareholder Nominations. Shareholders who wish to recommend nominees for consideration by the Governance Committee may submit their nominations in writing to our Corporate Secretary at the address set forth below under “Annual Report”. The Governance Committee may consider such shareholder recommendations when it evaluates and recommends nominees to the Board for submission to the shareholders at the annual meeting. Shareholders proposing nominees for director must comply with the eligibility, advance notice and other provisions of the Company’s shareholder nominations policy. Under the policy, the shareholder wishing to propose a candidate for Board membership must provide timely notice to us of the nomination for the nominee to be considered by the Governance Committee in connection with the Company’s next annual meeting of shareholders. To be timely, the Corporate Secretary must receive the shareholder’s nomination and the information required by the policy on or before December 30th of the year immediately preceding such annual meeting. A copy of the policy is available on the Investor Relations section of the Company’s website at www.ingrammicro.com.

Contacting the Board and Further Information on Corporate Governance
Any interested person who desires to communicate with the Company’s non-employee directors may so do as follows:

•	confidentially or anonymously through the Company’s Hotline, 1 (877) INGRAM2, or 1 (877) 464-7262; or

•
by writing to the Board of Directors. The Corporate Secretary will promptly forward such interested person communications so received to the Company’s Board of Directors, to the individual director or directors to whom the communication was addressed or to other appropriate departments or outside advisors, depending on the nature of the concern. Interested persons who wish to communicate directly with the Board of Directors may do so by writing to our Corporate Secretary, Worldwide Legal Department, Ingram Micro Inc., 3351 Michelson Drive, Suite 100, Irvine, California 92612. Communications that relate to general surveys, solicitations of business, advertisements, unsolicited resumes, product inquiries or complaints, sales or other communications that are unrelated to the role and responsibilities of the Board are not considered appropriate for action by the Board and are not forwarded.

Our code of conduct, the Guidelines, our shareholder nominations policy and our committee charters are accessible on the Company's website at www.ingrammicro.com, by following the links to “Governance”. Furthermore, upon written request to our Corporate Secretary at the address set forth immediately above under “Annual Report”, we will provide copies of our code of conduct, the Guidelines, our shareholder nominations policy and our committee charters without charge.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our current directors, our named executive officers as set forth under “Summary Compensation Table” elsewhere in this proxy statement, our current directors and current executive officers as a group, and beneficial owners of more than 5% of our common stock. Except as otherwise indicated, all information is as of April 2, 2016. On April 2, 2016, there were 148,522,113 shares of common stock outstanding (excluding treasury shares).

	Common Stock
Name	Shares Beneficially Owned		% of Class (1)
Directors:
Dale R. Laurance	73,549	(2)(3)	*
Howard I. Atkins	63,604	(2)(3)	*
David A. Barnes	9,957	(2)	*
Leslie S. Heisz	17,373	(2)(3)	*
John R. Ingram (4)	3,430,901	(2)(5)	2.3
Linda Fayne Levinson	70,956	(2)	*
Scott A. McGregor	35,132	(2)	*
Carol G. Mills	7,610	(2)	*
Wade Oosterman	—	(2)(3)	*

Named Executive Officers:
Alain Monié	1,306,438	(2)	*
William D. Humes	137,153	(2)	*
Paul Read	60,832	(2)	*
Shailendra Gupta	96,908	(2)	*
Scott D. Sherman	8,422	(2)	*
Executive Officers and Directors, as a group (15 persons)	5,425,185	(2)(3)(5)	3.6

Other 5% Shareholders:
Entities Affiliated with FMR LLC	14,765,745	(6)	9.9
BlackRock, Inc.	11,145,630	(7)	7.5
The Vanguard Group	10,647,909	(8)	7.2

*	Represents less than 1% of our outstanding common stock.

(1)	Treasury shares are not included when calculating percent of class of common stock.

(2)
The following table shows the number of shares of our common stock beneficially owned by our current directors, our named executive officers and our current directors and executive officers as a group in respect of: (i) vested options, (ii) options that vest within 60 days of April 2, 2016, (iii) shares of common stock held by Fidelity Management Trust Company as administrator of the Ingram Micro 401(k) Plan, as amended, based on information received from such administrator as of December 31, 2015, and (iv) shares of common stock held by New York Life Retirement Plan Services as record keeper and custodian of the Ingram 401(k) Plan administered by The Ingram 401(k) Committee, based on information received from such administrator as of December 31, 2015.

Name	Vested Options	Options Scheduled to Vest within 60 days of April 2, 2016	Shares Held by Fidelity Management Trust Company as Record Keeper and Trustee of the Ingram Micro 401(k) Plan	Shares Held by New York Life Retirement Plan Services as Record Keeper and Custodian of the Ingram 401(k) Plan Administered by the Ingram 401(k) Committee for Ingram Industries Inc.
Dale R. Laurance	—	—	—	—
Howard I. Atkins	—	—	—	—
David A. Barnes	1,233	822	—	—
Leslie S. Heisz	—	—	—	—
John R. Ingram	69,030	—	—	8,786
Linda Fayne Levinson	11,652	—	—	—
Scott A. McGregor	—	—	—	—
Carol G. Mills	—	—	—	—
Wade Oosterman	—	—	—	—
Alain Monié	996,880	84,226	—	—
William D. Humes	15,020	15,314	—	—
Paul Read	23,108	30,628	—	—
Shailendra Gupta	—	12,251	—	—
Scott D. Sherman	—	8,422	—	—
Executive Officers and Directors, as a group (15 persons)	1,147,880	159,166	1,453	8,786

(3)
Excludes 197,650; 17,446; 44,461; and 20,408 restricted stock units owned by Dr. Laurance, Mr. Atkins, Ms. Heisz, and Mr. Oosterman, respectively, which are vested, but for which settlement is deferred and will not occur within 60 days of April 2, 2016.

(4)	Mr. Ingram is a trustee of the E. Bronson Ingram QTIP Marital Trust (the “QTIP Trust”), and accordingly can be deemed to be the beneficial owner of shares held by the QTIP Trust.

(5)	Includes 3,099,259 shares, for Mr. Ingram held by a trust under which Mr. Ingram is a trustee or can be deemed to be the beneficial owner of the shares.

(6)
This information was obtained from the Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC ("FMR"), 245 Summer Street, Boston, Massachusetts 02210, representing shares held as of December 31, 2015. FMR reports sole voting power with respect to 5,005,045 shares and sole dispositive power with respect to 14,765,745 shares. Edward C. Johnson 3d, Chairman of FMR, and Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR LLC, through their voting control of FMR, report beneficial ownership with respect to 14,765,745 shares. The beneficial ownership reported by FMR includes shares held by its subsidiaries FMR Co., Inc., Fidelity (Canada) Asset Management ULC (formerly known as Pyramis Global Advisors (Canada) ULC), Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company), FIAM LLC (formerly known as Pyramis Global Advisors, LLC) and Strategic Advisers, Inc.

(7)
This information was obtained from the Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, New York 10022, representing shares held as of December 31, 2015. BlackRock reports sole voting power with respect to 10,478,564 shares and sole dispositive power with respect to 11,145,630 shares.

(8)
This information was obtained from the Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, Pennsylvania, 19355, representing shares held as of December 31, 2015. Vanguard reports sole voting power with respect to 111,409 shares, sole dispositive power with respect to 10,538,500 shares, and shared dispositive power with respect to 109,409 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, reports beneficial ownership of 102,009 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, reports beneficial ownership of 16,800 shares as a result of its serving as investment manager of Australian investment offerings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based upon a review of filings with the SEC the following executive officers failed to timely file Reports on Form 4 for performance restricted stock unit grants awarded in 2012 and 2014 and earned in 2015. In each case the transactions were reported on the date the awards vested rather than within two days of the date that the Human Resources Committee determined that the performance criteria had been met and the awards earned. Except as set forth below, there was no known failure to file a required Form or amendment thereto in fiscal 2015.

	Number of Late Reports	Number of Transactions Not Timely Reported
Alain Monié	1	2
Larry C. Boyd	1	2
William D. Humes	1	2
Shailendra Gupta	1	2
Paul Read	1	1

TRANSACTIONS WITH RELATED PERSONS
The Board adopted the Company’s Related Person Transaction Policy in November 2007, which policy is in writing, to assist the Board in reviewing and taking appropriate action concerning related person transactions and assist the Company in preparing the disclosure that the Securities and Exchange Commission rules require to be included in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and their related rules. This policy is intended to supplement, and not to supersede, the Company’s other policies that may be applicable to or involve transactions with related persons, such as our policies for determining director independence and the Company’s Code of Conduct and Conflicts of Interests policies. The policy covers any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships) involving the Company and any director, nominee or executive officer, or any immediate family member thereof, or any 5% or greater beneficial owner of the Company’s voting securities, in each case, having a direct or indirect material interest in such transaction. Any such transaction must be approved or ratified by the Board or a designated committee thereof consisting solely of independent directors, which unless the Board designates otherwise, shall be the Governance Committee of the Board or the Chair of the Governance Committee in between regular meetings of the Committee.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

REPORT OF THE HUMAN RESOURCES COMMITTEE
The following Report of the Human Resources Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.
The Human Resources Committee of the Board of Directors has furnished the following report.
The Human Resources Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of the proxy statement with management of Ingram Micro, and based on this review and discussion, recommended to the Board of Directors of Ingram Micro that such “Compensation Discussion and Analysis” be included in Ingram Micro’s proxy statement for the 2016 annual meeting of shareholders for filing with the SEC.

Members of the Human Resources Committee of the Board of Directors of Ingram Micro Inc.

Howard I. Atkins (Chair)
John R. Ingram
Linda Fayne Levinson
Carol G. Mills
Wade Oosterman

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis reviews the compensation provided to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated officers (collectively, the Named Executive Officers, or “NEOs”) as determined under the rules of the SEC and set forth in the Summary Compensation Table. The NEOs for the fiscal year ended January 2, 2016 (or “fiscal 2015”) are as follows:

2015 NEOs	Position as of January 2, 2016
“Corporate NEOs”:
Alain Monié	Chief Executive Officer (“CEO”)
William D. Humes	Chief Financial Officer (“CFO”)
Paul Read	President and Chief Operating Officer (“COO”)
Scott Sherman (1)	Executive Vice President, Human Resources
“Business Unit NEO”:
Shailendra Gupta	Executive Vice President Mobility and Global Group President

(1)	Mr. Sherman was hired as the Executive Vice President, Human Resources on May 1, 2015.
Executive Summary
Decisions Regarding Material Elements of Compensation. The following summarizes the decisions of the Human Resources Committee (the “Committee”) regarding the material elements of 2015 compensation, all as further described in this Compensation Discussion and Analysis.

•
Not Increasing Base Pay.  The Committee met in March 2015 to review the base pay of each NEO and determine any base pay changes. Salaries are reviewed annually to ensure they are externally competitive, reflect individual performance and are internally equitable relative to other Ingram Micro executives. As a result of the soft market conditions during the first part of the year, the CEO recommended that the base salaries of the NEOs remain flat. The Committee considered this recommendation and agreed not to increase the base salary of the CEO or any of the remaining NEOs during 2015.

•
Using Negative Discretion and Challenging Targets to Differentiate Payments Under Our Annual Executive Incentive Award Program (“EIAP”). The EIAP is a short-term incentive plan under which participants can earn annual cash payments based on annual company and individual performance. The primary objective of the 2015 EIAP was to drive focus on growth and returns of the overall business. The CEO and other Section 16 officers' EIAP was paid from an EIAP Pool that required the achievement of Pre-Tax Profit ("PT") of $325M to be funded at one hundred percent. While the EIAP Pool was fully funded at $8.5 million, upon detailed review of 2015 financial performance of the company; the impact of extremely challenging market conditions and strong foreign exchange headwinds on financial results; Total Shareholders Return ("TSR") results; growth through targeted acquisitions; execution of our global initiative to save $100 million annually; and individual management objectives, the Committee applied negative discretion and paid out 48% of the EIAP Pool available to the CEO and other NEOs. The individual payments are discussed further on page 33 and range between 73.7% to 166.7% of target annual incentive.

•
Granting Special Performance-Based Awards. In December 2014, the Committee discussed the hiring efforts of competitors and its concern that key executives of the Company may be solicited to leave and join these competitors during a time of critical growth and change. After reviewing and considering a number of possible solutions, the Committee decided it would be prudent to put in place a special long-term performance based award that would be settled in equity and feature challenging 2016 EPS performance requirements and incentivize key executives to remain focused on stock price improvement through 2020. This program provided certain key executives with a written communication in February 2015 of the target dollar value that upon the achievement of a certain 2016 EPS target, will be converted to equity on the first trading day of the week following the reporting of the fourth quarter of fiscal year 2016 results (likely February 2017). The equity will then vest 50% on the first anniversary (likely February 2018) and 50% on the third anniversary (likely February 2020) of that 2017 conversion to equity as long as the key executive remains employed by the Company. Mr. Read received a grant value of $2.5M and Mr. Gupta received a grant value of $1.5M under this program. The CEO and other NEOs did not receive a grant under this program.

•
Granting Special New Hire Equity Award. In order to encourage Mr. Sherman to join the Company and immediately tie a portion of his compensation to the Company's performance he received a sign-on equity grant of 30,000 options. These options were granted with an exercise price of $25.65, the closing price on May 1, 2015, and vest 50% on the second anniversary of the grant, May 1, 2017, and 50% on May 1, 2018. This option grant was valued at $150,600 using the Black Scholes value of $5.02.

•	Granting Performance-Based Equity Awards. The Committee granted both stock options and PSUs to our NEOs as follows:

(1)
40% of the target total grant value was in PSUs that will be eligible for vesting in June 2018 based on achievement of earnings per share goals over a three-year performance measurement period (2015-2017) (“EPS PSUs”).

(2)	30% of the target total grant value was earned based on achievement of fiscal 2015 pre-tax profitability goals and will vest in equal installments in June 2017 and 2018 (“PT PSUs”);

(3)	30% of the target total grant value was in stock options that vest in three equal installments in June 2016, 2017, and 2018 and expire in 7 years.
The total grant value of the equity awards for the NEOs, excluding the CEO, was between 91% and 272% of their respective base salaries. The CEO's grant value was 550% of his annual base salary. In determining the target grant values above, the Committee considered award values of the NEOs' peers in our comparator group of companies, individual performance levels and responsibilities, stock dilution, and the Committee’s desire to place significant weight on long-term performance.
Focus on Long-Term Value Creation. At executive management levels, compensation focuses on long-term shareholder value creation, reflecting the fact that, in conjunction with the Board, Ingram Micro’s NEOs are responsible for setting and achieving long-term strategic goals. In support of this responsibility, compensation is heavily weighted towards equity incentives and other performance-based compensation that rewards long-term value creation for shareholders. The following charts show the CEO and other current NEOs' target and actual annual compensation mix for 2015 (excluding the sign-on grant to Mr. Sherman and the special performance-based award grants to Mr. Read and Mr. Gupta because these are special one-time grants and not part of their ongoing annual equity grants).

In the tables below, target compensation equals the sum of 1) base salary, 2) target EIAP award, and 3) grant date fair value of equity awards assuming target level performance over the measurement period for the EPS PSUs (as disclosed in the Summary Compensation Table). The actual compensation replaces target EIAP awards with the value that was actually earned.

2015 CEO
Compensation Mix
CEO Compensation
Thousands
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Annual Long-Term Incentive
69%
Annual Incentive
19%
Base Salary
12%
Annual Long-Term Incentive
61%
Annual Incentive
28%
Base Salary
11%
Target
Actual

Pay-for-Performance and CEO Compensation. As illustrated by the above charts, Ingram Micro emphasizes pay-for-performance with performance-based compensation (annual and long-term incentives) constituting 89% of the CEO’s actual total annual compensation and 71% of other NEO 2015 actual total compensation. This performance-based compensation includes performance shares which require the achievement of specific performance targets intended to drive shareholder value over the long-term in order for the PSUs to be earned, and stock options, the value of which is aligned with shareholder value. Summarized below is the comparison of the CEO’s total compensation to annual TSR over the past three years, using the closing stock price on December 31 of each year.

Year	Annual TSR	Change in Total CEO Compensation
2015 (1)	11.9%	7.7%
2014 (2)	17.8%	15%
2013 (3)	38.2%	5.4%

(1)
Increase in table reflects CEO's total annual compensation from the Summary Compensation Table for 2015 compared to 2014's disclosure. In 2015 the CEO's compensation increased at a lower rate than the annual TSR.

(2)
Increase in table reflects CEO's total annual compensation earned during 2014 compared to 2013 without the special premium-priced option awards granted in 2013 valued at $5.0 million with an exercise price of $26.00 and a closing price on the grant date of $23.91; CEO's compensation decreased 32% if premium-priced option award is included.

(3)	Increase in table reflects CEO’s total annual compensation earned during 2013; when the special premium-priced option award is included, CEO compensation increased 77.6%.

Focus on Best Practices. The Committee periodically examines the Company’s executive compensation practices in an effort to align them with best practices and evolving trends. For example (and as described further below):

•
Executives are subject to significant stock ownership guidelines, including the requirement for executives to obtain permission from the Company before selling shares, even during an open trading period;

•	A claw-back policy exists that provides for the repayment of incentive compensation in appropriate circumstances;

•	Different performance metrics are used under the Company’s short-term and long-term incentive plans;

•	Awards under the Company’s short-term and long-term incentive plans are capped to limit "windfalls";

•	The Company has a policy prohibiting its associates (including our executive officers and directors) from using Company stock in hedging transactions;

•
None of the Company’s directors or executive officers engage in short sales of Company securities, hold Company securities in a margin account or have Company securities pledged as collateral for a loan, and any Company securities transaction requires approval from the General Counsel;

•	None of the current executive officers have employment agreements;

•	Benefits and perquisites are not provided to NEOs beyond the level provided to all other levels of management;

•	The Company’s change in control policy requires a “double trigger” before benefits are paid, does not have any provision for tax gross-ups, and does not automatically accelerate vesting;

•	Repricing of options is not permitted without the consent of shareholders;

•
The Committee retains and consults with its independent outside compensation consultant on a regular basis and has sole discretion to engage or terminate its compensation consultants and other advisors.

Effect of Prior Shareholder Say-on-Pay Advisory Vote. In June 2015, our shareholders approved our executive compensation programs, as disclosed in last year’s proxy statement, in an advisory “say-on-pay” vote, with 81.6% of votes cast in favor of approval. While this result did not impact decisions about our 2015 compensation programs, which were already in place by June, we believe the approval of our 2014 compensation programs shows support for the types of programs discussed in this proxy statement and, accordingly, that no material changes to our compensation programs are necessary. The Committee continually evaluates the programs to make sure they are appropriate and in the best interests of shareholders.

Independence of Compensation Consultant. After review and consultation with Cook, the Committee determined that Cook is independent and that there is no conflict of interest resulting from retaining Cook currently or during fiscal 2015. In reaching these conclusions, the Committee considered the factors set forth in the SEC rules.

Overall Design and Rewards of the Executive Compensation Program
Design Elements. The Company operates in the extremely competitive, rapidly changing, and low-margin technology distribution industry and is continuing its expansion into the higher margin, commerce and fulfillment, mobility and cloud services sectors. The broad objectives and key features of each element of the executive compensation program established by the Company and approved by the Committee are:

Compensation Element	Objectives	Key Features
Base Salary
Links performance and pay by providing competitive levels of base salary for each executive officer based on his or her role and responsibilities within the Company. Used to attract and retain executive talent in a very competitive marketplace.

Reflects:
•    Peer market median for positions with similar responsibilities and business size.

•    An executive’s responsibilities and performance, as demonstrated over time.

•    Local country indexation as applicable.

Salaries are reviewed annually to ensure they are externally competitive, reflect individual performance and are internally equitable relative to other Ingram Micro executives.

Annual Executive Incentive Award Program ("EIAP")
Provides incentives to focus executives on the actions necessary to attain the Company’s Board-approved annual business plan.

Identifies what is expected for the year from the standpoint of corporate, business unit, regional and country results as well as individual objectives.

Links reward to accomplishment of goals within executives’ control and encourages both profitable growth and operating efficiency.

Committee establishes incentive targets as a percentage of each NEO’s base salary that approximate the median market practice of comparable positions at comparator peer group companies.

Payouts depend on meeting performance targets such as pre-tax profit, revenue growth, EPS, return on invested capital, return on working capital, operating income, and specified strategic objectives over the course of a one-year performance period.

Performance targets vary for Corporate NEOs versus Business Unit NEOs to reflect appropriate differences in their responsibilities.

Equity-Based Long-Term Incentive Award Program
Aligns the long-term goals of our executives with those of our shareholders to increase shareholder value.

Rewards stock price appreciation and ties wealth accumulation to performance.

Encourages retention through the overlapping multi-year performance periods.

Committee reviews competitive, market-median and historical award values for each NEO and the individual performance of each NEO to establish the equity-based award values.

Payouts depend on meeting performance targets such as pre-tax profit, total shareholder return, return on invested capital, operating income % of revenue, or earnings per share results over the performance measurement period.

Benefits and Perquisites	Provide standard benefits to executives and no special perquisites.	In general, our NEOs participate in the Company’s broad-based health and welfare, life insurance, disability and retirement programs for management employees.
Design Principles. Ingram Micro believes a significant portion of NEO compensation should be at risk and subject to the financial performance of the Company. The only non-performance forms of NEO compensation are base salaries and benefit programs that are generally available to all management associates. The remainder of compensation must be earned through the attainment of predetermined financial or strategic performance objectives or share price appreciation. Compensation programs are designed to align the financial interests of our NEOs with those of our shareholders by providing appropriate near- and long-term financial incentives that reward executives for achieving objectives that enhance shareholder value. Our key design principles include:

1.	Target executive compensation with reference to the market median (50th percentile) for each element of pay and in total to be competitive with other employment opportunities.

•	A competitive compensation program is critical in attracting, retaining and motivating the Company’s senior leadership in order to achieve its long-term business and financial objectives.

•
The Company benchmarks executive officer compensation annually against survey data from Mercer’s Executive Benchmark Database covering general industry companies with annual revenues between $6 billion and $23 billion, as well as a comparator peer group of 34 publicly traded companies in four related industries (Technology Distributors, Electronic Equipment Manufacturers, Logistics and Health Care Distributors, and Retailers and Other Companies), to assess the competitiveness of total compensation and pay mix. This comparator peer group is a closer match to the market capitalization of the Company than the general industry data. The following peer group is the same as was used for benchmarking purposes for the prior year, except that Molex and Pacer International were removed due to their being acquired in 2014:

Technology Distributors	Electronic Equipment Manufacturers	Logistics and Healthcare Distributors	Retailers and Other Companies
• Anixter Int’l • Arrow Electronics • Avnet • Insight Enterprises • ScanSource • SYNNEX • Tech Data	• Agilent Technologies • AVX • Celestica • Flextronics Int’l • Itron • Jabil Circuit • Mettler-Toledo • Vishay Intertech	• AmerisourceBergen • C.H. Robinson • Henry Schein • McKesson • Owens & Minor • Patterson Companies • UTi Worldwide	• AECOM Tech • Ashland • AutoNation • Grainger (WW) • Lexmark • Office Depot • O’Reilly Automotive • Oshkosh • Timken • United Stationers • Wesco Industries • Williams-Sonoma

This comparator peer group was selected by taking certain measures into consideration and is summarized in the following table:

•	Size: Companies with market capitalization that generally range around Ingram Micro’s market capitalization.

•	Business Focus: Publicly traded companies with representation weighted towards distribution and other related industries with which we compete for executive talent.

•	Consistency: The peer group should be relatively stable and preferably be multi-national companies.

	2015 Comparator Peer Group Data as of November 30, 2014 ($ in millions)
	Revenue	Market Cap	Employees
75th percentile	$15,128	$8,018	23,400
Median	7,027	3,911	15,500
25th percentile	4,431	2,388	9,625
Ingram Micro*	46,487	4,269	23,223
* As of January 2, 2015

•
Ingram Micro management engages an executive compensation consulting firm to conduct a total compensation study of executive officers. For 2015 compensation decisions, management engaged Mercer to collect and report the general industry survey data which was then reviewed by Cook, the Committee’s independent outside advisor. Due to the unique revenue characteristics of a distribution business (e.g., high revenues at low margins), revenue is not directly comparable to general industry benchmarks. As a result, general industry market data was used for companies with significantly lower revenues than Ingram Micro. Cook provided the Committee with its own analysis and conclusions to be drawn from the data and advised the Committee on setting appropriate compensation levels for Ingram Micro’s NEOs, including our CEO.

•
Cook’s compensation report examined the competitiveness of Ingram Micro’s executive compensation programs in total and by each element of compensation (base pay, annual incentives, and long-term incentives). In doing so, the value of each of Ingram Micro’s NEO’s compensation elements was compared to median information available from the defined comparator group. Benefits and perquisites were not included in the 2015 report as they represent a small portion of our executive officers’ total remuneration.

2.    Internal pay equity is important. Balancing competitiveness with internal equity helps support management development and movement of talent worldwide throughout Ingram Micro. Differences in actual compensation between employees in similar positions will reflect individual performance, future potential and business results. This effort also helps Ingram Micro promote talented leaders to positions with increased responsibilities and provides meaningful developmental opportunities.
3.    Pay-for-Performance. Ingram Micro emphasizes pay-for-performance, as indicated by the charts above under “Focus on Long-Term Value Creation”, which show that 88% of the CEO’s total target annual compensation and 73% of the other NEOs’ total target compensation is performance-based. This performance-based compensation includes performance shares which require the achievement of specific performance targets intended to drive shareholder value over the long term in order for the PSUs to be earned, and stock options, the value of which is aligned with shareholder value.
What is Rewarded. Executive compensation is designed to reward achievement of targeted financial results and individual performance. Our performance metrics are generally based on financial results, excluding restructuring charges, integration and transition costs directly related to acquisitions and implementation of cost-reduction programs and the impacts of any unplanned acquisitions. These metrics are regularly used by our management internally to understand, manage and evaluate our business and make operating decisions. The following table defines each performance metric used as an executive incentive measure, and states why the metric was selected and the compensation programs which use that metric.

Metric	Definition	Why Selected	Pay Programs
Earnings Per Share (“EPS”)	EPS is defined as net income divided by weighted average number of diluted shares outstanding.
EPS is widely tracked and reported by analysts and used as a measure to evaluate Ingram Micro’s performance. EPS growth is used in recognition of both the effect it can have on Ingram Micro’s stock price and the prevalence of its use by other companies.
Equity-Based Long-Term Incentive Award Program Annual Executive Incentive Award Program

Pre-tax Profit (“PT”)	PT is based upon results reported under generally accepted accounting principles.	PT is considered an important performance measurement to ensure focus on profitability.	Equity-Based Long-Term Incentive Award Program Annual Executive Incentive Award Program

Return On Invested Capital (“ROIC”)
ROIC is defined as operating income, net of income taxes calculated based on Ingram Micro’s applicable effective tax rate for the fiscal year, divided by the average invested capital for the fiscal year. Average invested capital is equity plus debt less cash and cash equivalents at the beginning of the performance period and at the end of each quarter therein.

ROIC provides a measure of the efficiency with which Ingram Micro invests its capital in the business. ROIC incorporates elements of both profit generation and the capital invested in the business and provides a meaningful gauge of the level of overall shareholder value generation when compared to the weighted average cost of capital.
Annual Executive Incentive Award Program Equity-Based Long-Term Incentive Award Program

Return on Working Capital ("ROWC")	ROWC is defined as net operating profit after tax divided by average working capital dollars employed (accounts receivable plus inventory less accounts payable)	ROWC provides a measure of the efficiency with which Ingram Micro manages its working capital in the business and a focus on optimizing profit from capital employed.	Annual Executive Incentive Award Program

Revenue Growth	Revenue Growth is defined as year over year increase in revenue.	Provides focus on growing the top line of the business. As technology continues to evolve, we seek to grow our business with new product and service offerings and expansion into developing markets.	Annual Executive Incentive Award Program

Individual performance is assessed via the Performance Management Process (“PMP”)
PMP is designed to establish specific objectives for associates related to overall Ingram Micro goals and help them understand their role in meeting these objectives. Objectives are established for specific initiatives, major responsibilities key to their position, critical competencies, and individual developmental requirements.

PMP is an effective tool in assessing performance against individual goals. Once Ingram Micro objectives are established, salaried associates (including NEOs) set individual objectives aligned with the Company’s strategic direction. At year end, salaried associate performance is assessed against established goals and executive competencies and behaviors.
Base Salary Equity-Based Long-Term Incentive Award Program Annual Executive Incentive Award Program

Operating Income % of Revenue (OI%)	OI% is the income from operations divided by net sales	Provides focus on growing more profitable business	Equity-Based Long-Term Incentive Award Program

Total Shareholder Return (“TSR”)	TSR is the increase (or decrease) in stock price plus any dividends paid over a period of time divided by the market stock price at the beginning of the period.	To increase focus on TSR and increase value to our shareholders.	Equity-Based Long-Term Incentive Award Program

Exclusion of any items from the calculation of any of these measures must be pre-approved by the Committee.

Elements of Compensation
The elements of NEO compensation are annual base salary, annual bonus, long-term equity-based incentives and benefits. The mix and proportion of these elements to total compensation is benchmarked annually against the survey and peer group data for each NEO. The Committee, at its sole discretion, may make changes to the mix or relative weighting of each compensation element. The Committee is provided tally sheets that itemize the total compensation package of each NEO and takes into consideration the impact a change in one element may have on other elements and total compensation. A summary of each element of compensation and how the amount and formula are determined is presented below.

How Designed and Determined
Base Salary. Each NEO is eligible for an annual salary review. The Committee reviews and takes into consideration recommendations for changes to base salaries of NEOs and other Section 16 reporting officers from our CEO (except with respect to his own compensation) and Cook. Our CEO’s recommendations are based on a number of considerations, including the executive’s scope of responsibilities within the organization, his personal assessment of the executive’s performance and overall contribution to the achievement of Ingram Micro’s short-term and long-term objectives, the executive’s performance in relation to individual performance objectives established during the PMP, the executive’s pay history, the executive’s current salary versus market information , internal equity considerations and Ingram Micro’s overall Company performance. There is no set formula or weighting assigned to these factors. Our CEO discusses his recommendations with Cook and the Committee, but the Committee in executive session makes a final determination of base pay for each NEO upon completion of these discussions.
Our CEO’s salary is determined by the Committee based on its review of his overall performance, market data on competitive compensation levels for CEOs, proxy information for direct competitors, as well as Ingram Micro’s overall performance. These considerations are discussed among the Committee members and Cook in an executive session of the Committee. No members of management are present during these deliberations.
The Committee met in March 2015 and maintained our CEO’s and the other NEOs' base salaries at 2014 levels.
2015 Annual Executive Incentive Award Program. Each NEO has a cash incentive target established by the Committee as a percentage of base salary, as set forth in the table below. The percentage approximates the median market practice of comparable positions based on the data from our comparator peer group (see “Design Principles” above).

Target Annual Incentive as % of Annual Base Salary
2015
Mr. Monié	150%
Mr. Humes	90%
Mr. Read	100%
Mr. Gupta	70%
Mr. Sherman	60%

The Committee established performance targets required to fully fund an $8.5 million bonus pool under the 2015 EIAP within the first 90 days of the 2015 fiscal year. This pool was fully funded since the company achieved a PT of more than the required performance of at least $325 million in fiscal year 2015. To determine individual bonus amounts, the Committee exercised negative discretion as a function of reviewing: the financial performance against pre-established objectives for the business that each NEO was responsible for; the overall company financial performance; improvement in stock price; completion of certain acquisitions; and the NEO’s individual performance against pre-established objectives. The Committee did not approve a full payout of the EIAP Pool.

As a result of the Committee’s detailed assessment, each NEO earned award payments under the 2015 EIAP from the EIAP Pool as follows:

EIAP Pool	Maximum share of EIAP Pool ($)	EIAP Award's Share of Individual's Share of Pool	Total % of Target Annual Incentive	Total EIAP Award ($)
Mr. Monié (1)	3,300,000	76.0%	166.7%	2,500,000
Mr. Humes (2)	1,351,350	37.5%	82.4%	506,142
Mr. Read (3)	1,617,000	37.0%	81.4%	598,290
Mr. Gupta (4)	956,597	33.5%	73.7%	320,460
Mr. Sherman (5)	418,000	37.5%	82.4%	156,560
EIAP Pool to CEO and other NEOs	7,642,947	53.4%	117.5%	4,081,452

(1)
Mr. Monié’s 2015 EIAP payment was based on a sustained turnaround of corporate performance following significant restructuring and cost-reduction exercises over several years including the 2015 initiative to save $100 million annually, performance against the 2015 plan, the geographic and business mix expansion of the company through a number of complex, strategic acquisitions, improvement in consistency of performance and enhancement of credibility with investors, all of which contributed to significant share price appreciation.

(2)
Mr. Humes' award took into consideration the Company's overall financial performance and his execution on the following strategic objectives: successful implementation of finance systems including line of business automation, financial planning systems, as well as successfully driving the working capital improvement project.

(3)
Mr. Read's award took into consideration the Company's overall financial performance and his execution on the following strategic objectives: developing higher margin businesses worldwide, driving change to reduce operating costs, as well as successful implementation of the working capital improvement project.

(4)
Mr. Gupta’s award has been converted to USD and took into consideration the performance of the global mobility business, the Company’s overall financial performance and his execution on the following strategic objectives: integration of mobility acquisitions, expansion of the mobility business into new geographies and types of services, growth of the mobility business in existing countries.

(5)
Mr. Sherman's award has been prorated based on his time with the company and took into consideration the Company's overall financial performance and his execution on the following strategic objectives: development of multi-year framework for the Human Resources function and leadership of our global restructuring and design.

In addition to establishing performance targets to fund the EIAP Pool, the Committee established specific stretch 2015 EPS, revenue growth, ROIC, operating income and working capital days financial targets for various parts of the business and worldwide results. The following chart illustrates the calculation of the overall Company achievement against these EPS, Revenue Growth, and ROIC targets. This calculation was one of the many components the Committee considered when determining the appropriate negative discretion for the CEO and other NEOs.
2015 Achievement Against Established Financial Targets:

Overall Company Results (1)	Minimum	Target (Plan)	Maximum	Actual
Worldwide EPS Target and Results - adjusted for foreign currency (2)	$2.60	$2.85	$3.05	$2.73
A. % of Incentive Award Achieved (weighted 60%)	0.3	0.6	1.2	45.6%
Worldwide Revenue Growth year over year % Target and Results	-4.0%	0	4.0%	-7.4%
B. % of Incentive Award Achieved (weighted 20%)	10%	20%	40%	—%
Worldwide ROIC % Target and Results	9%	10.5%	11.5%	10.0%
C. % of Incentive Award Achieved (weighted 20%)	10%	20%	40%	16.8%
A + B + C = Worldwide Financial Achievement %:		45.6% + 0.0% + 16.8% = 62.4%

(1)
Financial results exclude the impact of material acquisitions and other costs as outlined in the program, consisting primarily of reorganization, integration and transition costs associated with the integration of our acquisitions and the implementation of profit enhancement programs. Incentive awards for achievement between the specified minimum, target and maximum are interpolated on a straight-line basis.

(2)
The organization experienced extremely challenging market conditions and strong foreign exchange headwinds that impacted the 2015 financial results. In establishing the 2015 business and incentive plans, management planned for the translation of foreign currencies to have a negative impact of up to $0.15/share. The actual negative impact of foreign currency translation in 2015 was $0.25/share. The Committee approved neutralizing the impact of the extraordinary foreign exchange impact versus 2015 budget for the purposes of calculating EIAP payments on the worldwide plan resulting in the foreign exchange adjusted EPS result of $2.73 or 76% of our target.

Equity-Based Long-Term Incentive Award Programs
For 2015, the Committee decided to grant stock options in addition to continuing its practice of granting PSUs to the executive officers on the first trading day of June. The Committee’s determination of individual values of the stock option and PSU awards with respect to NEOs, other than the CEO, was based on its evaluation of recommendations by the CEO that included the review of competitive data, market median, long-term incentive award values for each NEO and the individual performance and potential of each NEO. With respect to the CEO, the Committee, in its sole discretion, determined the long-term equity value for the CEO by considering the CEO’s performance and comparative peer group information. During this process the Committee consulted with its outside advisor, Cook.

•	This target value was delivered to the NEOs in the form of stock option and PSU grants as follows:

◦
40% of the target grant value will be eligible for vesting in June 2018 based on achievement of earnings per share goals (EPS PSUs) in the final year of a three-year performance measurement period (2015-2017).

◦
30% of the target grant value would be earned based on achievement of fiscal 2015 pre-tax profitability goals (PT PSUs) and, to the extent earned, will vest in equal installments in June 2017 and 2018; and

◦	30% of the target grant value in stock options that vest in three equal installments in June 2016, 2017, and 2018 and expire in 7 years. These stock options had the Black-Scholes value of $6.53.

•
The target dollar value granted for the NEOs, excluding CEO, ranged from 114% to 272% of their respective base salaries. The CEO target grant was 550% of his annual base salary. The awards were based on comparison to peer group and individual performance.

2015 Annual Equity-Based Long-Term Incentive Award Program Grant Values (1)
Mr. Monié	$5,499,978
Mr. Humes	999,992
Mr. Read	2,000,012
Mr. Gupta	799,995
Mr. Sherman	700,601

(1)
Value at grant is based on the grant date fair value of $27.01 per PSU on June 1, 2015 with respect to all NEOs and the Black-Scholes value of $6.53 per option determined on the same date. More details of this accounting value can be found in the Summary Compensation Table footnotes below.

The PSUs and stock options discussed above were granted to the NEOs in June 2015with the goals and target dollar values approved by the Committee within the first 90 days of the fiscal year.

2015 Stock Option Awards. Each non-qualified stock option entitles an executive to purchase one share of Company stock at a set price per share after the stock option vests. The stock options vest in three equal installments in June 2016, 2017 and 2018 and expire in seven years.

2015 Performance Awards.  Each PSU entitles an executive to one share of Company stock if and when the PSU becomes both earned and vested.

•
PT PSUs. The PT PSUs are eligible to be earned based on the achievement of fiscal 2015 PT goals, with vesting of any earned amount in equal installments in June 2017 and June 2018. The Committee confirmed on March 8, 2016 that the 2015 PT result exceeded the predetermined target level ($100 million), resulting in 100% of the PT PSUs becoming eligible for vesting on the following schedule: 50% on June 1, 2017, and 50% on June 1, 2018 as long as the participant is employed in good standing on the vesting date (other than due to specified conditions such as retirement, death or termination without cause).

•
EPS PSUs. The EPS PSUs are eligible to be earned based on EPS achievement over a three-year period (fiscal 2015-2017). To the extent the Company achieves specific EPS results at the end of the three year measurement period, the earned portion of the PSUs will fully vest on June 1, 2018 (or at the time the Committee confirms the EPS performance for fiscal year 2017, if later) if the NEO remains employed by the Company on the vest date (other than due to specified conditions such as death or termination without cause). The Committee believes the targets were set with appropriate levels of difficulty for the three-year performance measurement period. The maximum number of EPS PSUs available to vest under this 2015 program will be capped at 200% of the target number of units.

	% of Target Award That Vests on June 1, 2018
Performance over fiscal years 2015 – 2017	Threshold	Target	Maximum
EPS achievement	25%	100%	200%

Special 2015 Performance-Based Awards. In December 2014, the Committee discussed the hiring efforts of competitors and its concern that key executives of the Company may be solicited to leave and join these competitors during a time of critical growth and change. After reviewing and considering a number of possible solutions, the Committee decided it would be prudent to put in place a special long-term performance based award that would be settled in equity and feature challenging 2016 EPS performance requirements and incentivize key executives to remain focused on stock price improvement through 2020. This program provided certain key executives with a written communication in February 2015 of the target dollar value that, upon the achievement of a certain 2016 EPS target, will be converted to equity on the first trading day of the week following the reporting of the fourth quarter of fiscal year 2016 results (likely February 2017). By communicating the target dollar award in February 2015 but waiting to translate this value to equity until the challenging 2016 EPS target is achieved, the Committee is prudently managing the number of shares that will be available for vesting under this plan and reducing the dilutive effect on the existing shareholders.
Once the award value is converted to equity it will then vest 50% on the first anniversary (likely February 2018) and 50% on the third anniversary (likely February 2020) of that 2017 conversion date as long as the key executive remains employed by the Company. Mr. Read received a grant value of $2.5M and Mr. Gupta received a grant value of $1.5M under this program. The CEO and other NEOs did not receive a grant under this program.
Performance Awards from Prior Years. As previously disclosed, the 2013 Executive Long-Term Performance Share Program (EPS/ROIC/OI PSUs) had a three-year performance measurement period (January 2013 – December 2015) and the following financial targets for 2015 results: EPS target of $2.60; ROIC target of 11% and OI% target of 1.55%. In establishing the 2013 program, the Committee determined that any related costs, benefits and invested capital from a material acquisition in the final year of the measurement period should be excluded from the calculation of EPS, ROIC and OI results. In addition, the Committee determined that restructuring, integration and transition costs directly related to the integration of our acquisitions and implementation of cost reduction programs as well as noncash amortization of acquired intangible assets should be excluded. Impacts of 2015 acquisitions were excluded because they were not material and did not impact the overall achievement, which was capped at 150%. The 2015 performance against these targets resulted in the combined achievement level under the plan of 99.4% of the 2013 EPS/ROIC/OI PSUs being earned by the participants, including the NEOs, who met the employment requirements of the award. Vesting of the earned shares will occur on June 3, 2016.
As previously disclosed, the 2013 Executive Long-Term Performance Share Program (TSR PSUs) had a three-year performance measurement period (January 2013 – December 2015). The number of units that vest is determined based on the TSR of Ingram Micro's common stock as compared to the TSR of a peer index of five companies. TSR is based on the return of the 90 calendar-day average stock prices between October 1, 2012 to December 29, 2012 and October 5, 2015 to January 2, 2016. Ingram Micro's TSR during the performance period was 92.25% which was 14.73% greater than the average TSR of the peer companies of 77.53%. Since the Company's TSR exceeded the TSR performance of peer companies, the actual achievement level under the plan is determined by multiplying the over performance, 14.73% by 3. As a result 44.2% of the shares granted under the TSR program will be earned (vest) by the participants, including the NEOs, on June 3, 3016.

Stock Ownership and Retention Policy; Policy against Hedging Transactions
The Committee reviewed our stock ownership and retention policy in June 2015 and found that the current ownership requirements to achieve holdings of Ingram Micro common stock with a value equal to three to six times their base salary for our Section 16 reporting officers is above market median. The study also found that many peer companies include as owned or held shares that were not currently part of the Company's practice. As a result of this review, the Committee continues to require that Section 16 officers, and other executives, hold the following values in shares: The CEO’s target is six times his base salary. The target for the other NEOs, except Mr. Sherman, is four times their base salaries. Mr. Sherman's ownership target is three times his base salary. Shares considered as owned under this policy are now more consistent with prevailing practices and include: shares held by the executive directly or through a broker, all vested in-the-money stock options, all unvested RSUs and PSUs, shares held jointly by the executive and his/her current spouse, shares held by the executive’s current spouse, shares held by the executive’s dependent children, shares held by the executive in a custodial account or irrevocable trust, and shares held by the executive in the Ingram Micro 401(k) Plan. NEOs are not required to reach their share ownership target level by a specific date. Instead, until the ownership requirement is met, they are required to retain 50% of their net after-tax shares resulting from the vesting of all restricted stock or PSU awards and 50% of the net after-tax shares resulting from the exercise of stock option awards. As of January 2, 2016, all NEOs have met their holding requirement except Mr. Sherman.
The Company’s Insider Trading Policy and Executive Stock Ownership and Retention Policy provides that shares of Ingram Micro stock shall not be made subject to a hedge transaction or puts and calls. None of the Company’s directors or executive officers engage in short sales of Company securities, hold Company securities in a margin account or hold Company securities pledged as collateral for a loan.

Compensation Recovery Policy
The Committee adopted a Compensation Recovery Policy in January 2010. This policy, commonly referred to as a “clawback” policy, authorizes the Company to recover annual or long-term incentive compensation earned and received or realized in the previous 36 months by the NEOs, other Section 16 reporting officers, other key executives, and the Vice President of Internal Audit (each a “Covered Employee”) in the event of a “recoverable event” (as defined in the policy). A "recoverable event" includes: a covered employee’s engagement in certain conduct that is detrimental to Ingram Micro; or the calculation, grant, vesting and/or payment of any "incentive compensation" (as defined in the policy), that is based on materially inaccurate financial results or performance metrics.
Under the policy, Ingram Micro’s Board of Directors or the Committee, may, in its sole discretion, take any or all of the following actions upon its determination that a recoverable event has occurred with respect to a Covered Employee: (i) cause the Covered Employee to forfeit any unvested incentive compensation as of the recoverable event, (ii) cause the Covered Employee, regardless of prior vesting, to forfeit any unpaid incentive compensation as of the recoverable event, and/or (iii) recover any and all incentive compensation earned and received or realized by the Covered Employee during the period commencing on the date of the occurrence of the recoverable event and ending on the date on which it determines that the recoverable event has occurred, but not to exceed the 36-month period preceding the date of such determination (with interest).
This policy is applicable to our short-term and long-term incentive award programs adopted by the Company for its executive officers and other key employees designated by the Committee as Covered Employees.

Severance Recoupment Policy
Ingram Micro has instituted a policy that stipulates that if an executive officer receives any severance payments or other benefits under the Executive Officer Severance Policy and the Company subsequently determines that the executive officer had engaged in conduct which constituted “cause” for the termination of his employment by the Company, the executive officer is obligated to reimburse the Company for all payments and the value of all benefits received by the executive officer which would not have been received if the executive officer’s employment had been terminated by the Company for “cause”, including interest.

Benefits
We do not use benefit programs or perquisites as a primary compensatory element or as an enhancement to executive officer compensation. In general, our executive officers participate in Ingram Micro’s broad-based health and welfare, life insurance, disability, and retirement programs for management employees.

For U.S. executive officers, the Company offers participation in a 401(k) plan with Company matching contributions as the only qualified retirement program. In addition, Ingram Micro offers certain U.S. highly compensated employees, including the NEOs based in the U.S., an opportunity to participate on a voluntary basis in our Supplemental Investment Savings Plan (the “Supplemental Plan”), a nonqualified deferred compensation arrangement. In general, the Supplemental Plan operates to restore 401(k) plan benefits, including Company matching contributions, which were reduced or limited by the Internal Revenue Code (the “Code”). Participants in both the 401(k) plan and the Supplemental Plan may elect to defer a total of up to 50% of their base salary and annual bonus. In 2015, the Company’s matching contribution was equal to 50% of the first 5% of eligible compensation deferred under the Ingram Micro 401(k) Plan and Supplemental Plan.
Mr. Gupta receives a retirement contribution of 15% of base salary each year. The Company contributes the maximum amount into the Singapore Central Provident Fund under his name and the remainder is paid to him in cash. The amount of this payment in 2015 is noted under “All Other Compensation” in the “Summary Compensation Table” elsewhere in this proxy statement.
Relocation Assistance and Expatriate Assignment Arrangements
As an international company, we recruit executives globally. We also provide career development opportunities and promotions by moving our executives to locations throughout the world. We have an International Expatriate Assignment Policy applicable to associates working for Ingram Micro who are transferred from their home country of residence and placed on an international assignment for a specified period of time and whom management has approved to be covered by this policy. We generally provide assistance relating to such relocation, including travel costs, home leave for the associate and the associate’s family, reimbursements for necessary work and residency permits, disposition of home country automobile, transportation, storage of household goods and personal effects, cost of living allowances, relocation and housing assistance, reimbursements for customary and reasonable transaction expenses, dependent education costs, and tax preparation services for home and host country income tax filings.
In addition, Ingram Micro’s International Assignment Tax Equalization Policy is intended to eliminate tax inequities or benefits that normally result from accepting a temporary expatriate foreign assignment. Ingram Micro associates covered under this policy will be provided tax equalization benefits. Accordingly, such associate will not recognize any income tax-related financial losses or gains as a result of an international assignment. Part of this tax protection requires that the Company pay the tax on some of the allowances in order for the associate to receive the full allowance that is meant to support his or her actual expenses. In order to ensure that the associate pays no more or no less tax as a result of an international assignment, the associate will be responsible for a “stay-at-home” tax liability, an estimate of the home country tax the associate would have paid had he or she remained in the home country. To assist the associate in meeting the stay-at-home tax liability, an estimated amount of tax is withheld from the associate’s pay each pay period (hypothetical tax) if the stay-at-home country is a tax withholding country. In general, if upon final determination of the associate’s actual stay-at-home tax for a given tax year, the total actual stay-at-home tax exceeds the hypothetical tax that was withheld from the associate’s pay for that tax year, the associate will reimburse Ingram Micro for the difference. If the actual stay-at-home tax is less than the associate’s hypothetical tax withheld, Ingram Micro will reimburse the associate for the difference.
The Company requested that Mr. Gupta, in his role as Executive Vice President and President, Mobility, relocate to the United Kingdom in April 2014. As a result of this request, Mr. Gupta, a Singapore citizen who has been living and working for the Company in Singapore since 2004, received benefits under the Company's International Assignment Tax Equalization Policy. Mr. Gupta was tax-equalized to Singapore for all components of his compensation. Under the Company's Policy Mr. Gupta received a housing allowance; contribution towards the property management costs to maintain his Singapore residence; transportation allowance; annual home leave; medical and dental insurance; and tax preparation services for Singapore and United Kingdom for the length of his assignment. The details of these reimbursements are reported under the "Other Compensation" column in the "Summary Compensation Table". To ensure Mr. Gupta receives the full value of the allowances tied to his United Kingdom assignment, these payments are tax-equalized and the Company pays the local taxes due on these payments. Upon completion of his assignment, Mr. Gupta and his spouse will be repatriated to Singapore or to a new country location in the case of agreed upon reassignment.

Executive Retiree Medical Program
The Company maintains a U.S. Executive Retiree Medical Program (“Retiree Medical”). The Retiree Medical allows all U.S.-based executives, who are at least age 55 with 10 or more years of service or at least age 60 with 5 or more years of service, and their enrolled dependents, to continue participation in the Company’s fully insured plan upon departure from the Company. The participant in the Retiree Medical is responsible for 100% of the applicable insurance premiums for their enrolled dependents and themselves and may only participate until the retiree or participating dependent becomes eligible for coverage under another employer’s medical care plan or Medicare benefits. In late 2016, Mr. Monié will become eligible for this benefit in the event of his retirement from the Company.

Change in Control and Termination of Employment Arrangements
Change in Control Policy.  On December 15, 2015, the Committee adopted the Executive Change in Control Severance Plan ("CIC Plan") to update and replace the CIC policy it had adopted in September 2010. The Committee took this action after a review of prevalent terms for such policies at the Company's direct competitors and broader peer group, including a review of the median level of cash benefits under such policies. The updated CIC Plan, which provides “double-trigger” severance benefits, endeavors to continue providing eligible officers of the Company with reasonable financial security in their employment and position with the Company, without distraction from uncertainties regarding their employment created by the possibility of a potential or actual change in control of the Company. The Committee will review the CIC Plan annually with the intention of keeping  the Company’s Change in Control cash multiple in the mid-range among its peer group companies. Current participants are the Chief Executive Officer, other NEOs, and Executive Vice Presidents.
In the event the participant's employment terminates under specified circumstances either within 24 months after the effective date of a change in control or during the period 6 months before a change in control, subject to the participant’s execution of a release and covenant agreement satisfactory to the Company, the CIC Plan provides the following severance benefits. Specifically, the CEO will be eligible for a lump sum cash payment of 2.5 times (and 2.0 times for other NEOs and Executive Vice Presidents) the sum of his base salary and target annual bonus; plus the fractional amount of the target annual bonus for the year in which the qualifying termination occurs; the annualized cost of the premiums required for the continuation of the Company-sponsored medical, dental and vision insurance benefits for 12 months; and outplacement benefits of up to $50,000. A summary of the terms and conditions of the CIC Policy, including a detailed description of the severance benefits and estimated values of these benefits, is set forth under “Potential Payments on Termination or Change in Control” elsewhere in this proxy statement. The CIC Policy does not provide for any tax gross-up to participants.

Executive Officer Severance Policy. The Executive Officer Severance Policy (the “Severance Policy”) applies to our CEO and our executive officers elected by the Board of Directors (which includes all the NEOs). Under the terms of the Severance Policy, executive officers are entitled to severance benefits if their employment is terminated by the Company without “cause” outside of the change in control context, if certain conditions are satisfied. In such cases, subject to the execution of a release and covenant agreement satisfactory to the Company, eligible executive officers will be entitled to the severance benefits described in “Potential Payments on Termination or Change in Control” elsewhere in this proxy statement. The Committee believes the Severance Policy provides a reasonable level of protection such that our executive officers are not concerned with potential personal economic exposure in the event of actions by the Company and so instead are focused on our business goals and objectives.

The Committee periodically reviews both the Severance Policy and the CIC Policy to ensure they are providing appropriate protections compared to the estimated costs.

Internal Revenue Code Section 162(m) Policy
Under Code Section 162(m), a corporation cannot take a tax deduction for individual compensation exceeding $1 million in any taxable year for a public company’s chief executive officer and up to three other most highly compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). The Committee considers the anticipated tax treatment to us and our executive officers when reviewing our executive compensation and other compensation programs.
The Committee generally seeks to structure performance-based compensation (both short- and long-term) with the intent that it qualifies for deductibility under Code Section 162(m). Nevertheless, the Committee retains full authority to approve compensation arrangements for our executive officers that do not satisfy the requirements of Section 162(m) when it believes that other considerations outweigh the tax deductibility of the compensation.

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning total compensation earned or paid to our NEOs for services rendered to us during the 2015, 2014 and 2013 fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Alain Monié (6)	2015	1,000,000	__	3,849,978	1,650,000	2,500,000	29,908	9,029,886
Chief Executive Officer	2014	992,307	__	4,400,009	1,099,999	1,857,599	32,309	8,382,223
	2013	876,923	__	4,966,994	4,982,180	1,437,978	23,813	12,287,888

William D. Humes	2015	682,500	—	699,991	300,001	506,142	21,328	2,209,962
Chief Financial Officer	2014	708,750	—	1,039,972	260,002	789,689	13,089	2,811,502
	2013	667,500	—	2,026,097	—	575,326	11,615	3,280,538

Paul Read	2015	734,999	—	3,900,009	600,003	598,290	725	5,834,026
Chief Operating Officer	2014	747,115	180,000	1,599,983	399,999	924,928	16,945	3,868,970
	2013	161,539	180,000	2,370,493	—	161,539	130	2,873,701

Shailendra Gupta	2015	621,167	—	2,059,998	239,997	320,460	763,686	4,005,308
Executive Vice President,	2014	650,741	451,020	640,005	160,002	620,741	356,040	2,878,549
Mobility and Global Group	2013	670,480	—	1,013,062	—	538,329	147,107	2,368,978
President
Scott D. Sherman	2015	321,538	—	385,001	315,600	156,560	689	1,179,388
Executive Vice President,
Human Resources

(1)
The salary information provided for 2015 reflects salary paid during the 26 pay periods (in the US) in our fiscal year January 4, 2015 through January 2, 2016. The salary information for 2014 consisted of 27 pay period (in the US) for the fiscal year.

•
Mr. Gupta, as an expatriate in the United Kingdom, is tax equalized to Singapore. While the majority of his pay was paid in Singapore dollars through Singapore payroll, a portion of his pay was paid in pounds. Salary paid in Singapore dollars and in pounds were converted to U.S. dollars for reporting purposes using the 2015 fiscal year-end exchange rate as of January 2, 2016 of SGD 1 = US$0.7095 and GBP 1 = US$1.4747, respectively.

(2)
Stock Awards reflect the aggregate grant date fair value, calculated in accordance with ASC 718, for PSU awards granted during the respective year. PSU awards granted during 2015 included an annual award granted to the NEOs on June 1, 2015. The valuation assumptions and methodology used to determine such amounts are set forth in Notes 2 and 12 to our Consolidated Financial Statements included in our Form 10-K for the year ended January 2, 2016. The Grant date value of the EPS and PT awards is $27.01 per unit for all grants. In the event the EPS awards achieve the maximum performance level of 200%, the value of the EPS and PT equity will be as follows:

•	Mr. Monié - 223,990 units; Maximum value $6,804,816.

•	Mr. Humes - 40,725 units; Maximum value $1,237,226.

•	Mr. Read - 81,452 units; Maximum value $2,474,512.

•	Mr. Gupta - 32,580 units; Maximum value $989,780.

•	Mr. Sherman - 22,399 units; Maximum value $680,482.
Additionally, in February 2015 Mr. Read and Mr. Gupta were awarded special performance-based awards of $2.5M and $1.5M, respectively. These awards are included as Stock Awards above and upon the achievement of a certain 2016 EPS performance requirement the value will convert to equity on the first trading day of the week following the fourth quarter reporting of fiscal year 2016 results. The equity would then vest 50% on the first anniversary and 50% on the third anniversary as long as the key executive remains employed by the Company. The value of these awards is not included in the maximum values in the above bullets. The CEO and other NEOs did not receive a grant under this program.

(3)
The NEOs received an annual award of Non-Qualified Stock Options on June 1, 2015 under the Ingram Micro 2011 Incentive Plan, as amended, with an exercise price of $27.01, the closing price of IM stock on June 1, 2015. The options will vest in three equal annual installments beginning June 1, 2016 and expire on June 1, 2022. The grant date fair value of the stock options shown in the table is based on a Black-Scholes $6.53 per share value on June 1, 2015 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.56%; expected option life of 4.5 years; dividend yield of 0%; and risk free interest rate of 1.55%.
In addition, Mr. Sherman was awarded a new hire grant of 30,000 Non-Qualified stock options on May 1, 2015, with an exercise price of $25.65, which was the closing price of the Company's stock. The options will vest 50% on the second anniversary and 50% on the third anniversary of that date to expire on April 30, 2020. The grant date fair value of the stock options is based on a Black-Scholes $5.02 per share value on May 1, 2015 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.64%; expected option life of 3.25 years; dividend yield of 0%; and risk free interest rate of 0.97%.

(4)
Non-Equity Incentive Plan Compensation for 2015 represents the 2015 EIAP that was paid in March 2016. Mr. Gupta’s EIAP payment was converted using the 2015 fiscal year-end exchange rate as of January 2, 2016 of SGD 1 = US$0.7095.

(5)	The amounts in this column for 2015 are itemized in the “All Other Compensation Table – Fiscal Year 2015” table following these footnotes.

(6)
The “Total Realized Compensation” shown below includes all cash compensation as disclosed in the Summary Compensation Table and any income on the exercise of stock options and PSUs released during that calendar year.

In 2013, Mr. Monié’s realized compensation was lower than the disclosed compensation in the Summary Compensation Table. While the 2013 Summary Compensation Table records the premium options Mr. Monié was granted and many of these options are now exercisable, no income has been realized from this grant. In 2014, Mr. Monié's realized compensation was slightly higher than the disclosed compensation in the Summary Compensation Table because his 2011 new hire grant of restricted stock units and performance shares vested at a value of $5,277,289, and he realized a gain of $457,520 from the exercise of stock options granted to him prior to his departure in 2010. In 2015, Mr. Monié’s realized compensation was higher than the disclosed compensation in the Summary Compensation Table as a result of three different performance shares programs vesting at $5,442,779 and a gain of $1,047,478 from the exercise of stock options that were expiring in 2015.

All Other Compensation Table — Fiscal Year 2015

Name	Company Contributions to Retirement Savings Plans ($) (a)	Health/ Welfare Benefits ($) (b)	Expatriate Compensation ($) (c)	Tax Equalization ($) (d)	Total All Other Compensation ($)
Alain Monié	27,683	2,225	—	—	29,908
William D. Humes	20,603	725	—	—	21,328
Paul Read	—	725	—	—	725
Shailendra Gupta	116,643	—	254,733	392,310	763,686
Scott D. Sherman	—	689	—	—	689

(a)	Company Contributions to Retirement Savings Plans — Consists of employer contributions to qualified and nonqualified retirement savings plans and personal retirement accounts.

(b)	Health/Welfare Benefits — Consists of executive physical examinations and executive long-term disability insurance premiums.

(c)
Expatriate Compensation — For Mr. Gupta, consists of $34,193 in expatriate health insurance premiums; $185,812 in housing allowance in the United Kingdom; transportation allowance of $28,019; and home leave airfare expense of $6,709 which was incurred in 2015 for Mr. Gupta and his spouse.

(d)
Tax Equalization — Consists of foreign taxes paid, tax settlements and other taxes related to foreign assignments that were paid by the Company, related to the 2014 income tax year, over and above the individual’s stay-at-home tax obligations.

PLAN-BASED AWARDS GRANTED IN LAST FISCAL YEAR
The following table provides information relating to plan-based awards granted to the NEOs during the 2015 fiscal year ended January 2, 2016.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2015

	Grant Date	Human Resources Committee Meeting Dates Approving Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Name			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Alain Monié	(1) 6/1/2015	3/10/2015	—	—	—	—	61,088	—	—	—	—	1,649,987
	(1) 6/1/2015	3/10/2015	—	—	—	20,363	81,451	162,902	—	—	—	2,199,992
	(2) 6/1/2015	3/10/2015	—	—	—	—	—	—	—	252,680	27.01	1,650,000
	(3) N/A	2/4/2015	750,000	1,500,000	3,300,000	—	—	—	—	—	—	—

William D. Humes	(1) 6/1/2015	3/10/2015	—	—	—	—	11,107	—	—	—	—	300,000
	(1) 6/1/2015	3/10/2015	—	—	—	3,702	14,809	29,618	—	—	—	399,991
	(2) 6/1/2015	3/10/2015	—	—	—	—	—	—	—	45,942	27.01	300,001
	(3) N/A	2/4/2015	307,125	614,250	1,351,350	—	—	—	—	—	—	—

Paul Read	(1) 6/1/2015	3/10/2015	—	—	—	—	22,214	—	—	—	—	600,000
	(1) 6/1/2015	3/10/2015	—	—	—	7,405	29,619	59,238	—	—	—	800,009
	(2) 6/1/2015	3/10/2015	—	—	—	—	—	—	—	91,884	27.01	600,003
	(3) N/A	2/4/2015	367,500	735,000	1,617,000	—	—	—	—	—	—	—
	(4) 2/9/2015	12/18/2014	—	—	—	—	—	—	—	—	—	2,500,000

Shailendra Gupta	(1) 6/1/2015	3/10/2015	—	—	—	—	8,886	—	—	—	—	240,011
	(1) 6/1/2015	3/10/2015	—	—	—	2,962	11,847	23,694	—	—	—	319,987
	(2) 6/1/2015	3/10/2015	—	—	—	—	—	—	—	36,753	27.01	239,997
	(3) N/A	2/4/2015	217,409	434,817	956,597	—	—	—	—	—	—	—
	(4) 2/9/2015	12/18/2014	—	—	—	—	—	—	—	—	—	1,500,000

Scott Sherman	(5) 5/1/2015	2/4/2015	—	—	—	—	—	—	—	30,000	25.65	150,600
	(1) 6/1/2015	3/10/2015	—	—	—	—	6,109	—	—	—	—	165,004
	(1) 6/1/2015	3/10/2015	—	—	—	2,036	8,145	16,290	—	—	—	219,996
	(2) 6/1/2015	3/10/2015	—	—	—	—	—	—	—	25,268	27.01	165,000
	(3) N/A	2/4/2015	95,000	190,000	418,000	—	—	—	—	—	—	—

(1)
Ingram Micro granted two separate awards of PSUs under the 2011 Incentive Plan, as amended, on June 1, 2015 to reward achievement of financial goals that support increased shareholder value. The metrics are defined and discussed in more detail in "Compensation Discussion and Analysis" above.

•
PT PSUs: The first award of 61,088, 11,107, 22,214, 8,886 and 6,109 PSUs at "Target," respectively, to Messrs. Monié, Humes, Read, Gupta and Sherman relate to PT performance metrics. Since the award provides only for a single payout, that amount is reported as "Target".

•
EPS PSUs: The second award of 81,451, 14,809, 29,619, 11,847 and 8,145 at "Target," respectively to Messrs. Monié, Humes, Read, Gupta and Sherman relate to EPS performance metrics. The maximum number of EPS PSUs available to vest for over achievement of performance goals is 200% of the target award.

(2)
Ingram Micro granted Non-Qualified Stock Options under the 2011 Incentive Plan, as amended, on June 1, 2015, with an exercise price of $27.01, which was the closing price of the Company's stock on June 1, 2015. The options will vest in three equal installments beginning June 1, 2016 and expire on May 31, 2022. The grant date fair value of the stock options shown in the table is based on a Black-Scholes $6.53 per share value on June 1, 2015 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.56%; expected option life of 4.5 years; dividend yield of 0%; and risk free interest rate of 1.55%.

(3)
Incentive Awards under the 2015 EIAP. The actual 2015 incentive awards earned by Messrs. Monié, Humes, Read, Gupta and Sherman are as disclosed in the "Summary Compensation Table under Non-Equity Incentive Plan Compensation." See the discussion above under “Compensation Discussion and Analysis — How Designed and Determined — Annual Executive Incentive Award Program”.

(4)
In February 2015, Mr. Read and Mr. Gupta were awarded special performance-based awards of $2.5M and $1.5M, respectively. Upon the achievement of a certain 2016 EPS target, these awards will convert to equity on the first trading day of the week following the fourth quarter of fiscal year 2016 results. The equity will then vest 50% on the first anniversary and 50% on the third anniversary as long as the key executive remains employed by the Company. The CEO and other NEOs did not receive a grant under this program.

(5)
Ingram Micro granted Mr. Sherman Non-Qualified stock options under the 2011 Incentive Plan, as amended, on May 1, 2015, with an exercise price of $25.65, which was the closing price of the Company's stock. The options will vest 50% on the second anniversary of that date and 50% on the third anniversary of that date to expire on April 30, 2020. Mr. Sherman became a Section 16 Officer on June 2, 2015. The grant date fair value of the stock options in the table is based on a Black-Scholes $5.02 per share value on May 1, 2015 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.64%; expected option life of 3.25 years; dividend yield of 0%; and risk free interest rate of 0.97%.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015
The following table provides information relating to outstanding equity awards held by the NEOs at January 2, 2016.

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (a)
Alain Monié:	(1)	933,333	466,667	26.00	11/18/2017	—	—	—	—
	(2)	63,547	127,094	27.96	6/1/2019	—	—	—	—
	(3)	—	252,680	27.01	5/31/2022	—	—	—	—
	(4)	—	—	—	—	122,735	3,728,689	—	—
	(5)	—	—	—	—	54,576	1,658,019	—	—
	(6)	—	—	—	—	41,159	1,250,410	—	—
	(7)	—	—	—	—	—	—	98,355	2,988,025
	(8)	—	—	—	—	59,013	1,792,815	—	—
	(9)	—	—	—	—	—	—	81,451	2,474,481
	(10)	—	—	—	—	61,088	1,855,853	—	—
Total:		996,880	846,441			338,571	10,285,786	179,806	5,462,506

William D. Humes:	(2)	15,020	30,041	27.96	6/1/2019	—	—	—	—
	(3)	—	45,942	27.01	5/31/2022	—	—	—	—
	(4)	—	—	—	—	50,065	1,520,975	—	—
	(5)	—	—	—	—	22,263	676,350	—	—
	(6)	—	—	—	—	16,789	510,050	—	—

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (a)
	(7)	—	—	—	—	—	—	23,247	706,244
	(8)	—	—	—	—	13,948	423,740	—	—
	(9)	—	—	—	—	—	—	14,809	449,897
	(10)	—	—	—	—	11,107	337,431	—	—
Total:		15,020	75,983			114,172	3,468,546	38,056	1,156,141

Paul Read:	(2)	23,108	46,216	27.96	6/1/2019	—	—	—	—
	(3)	—	91,884	27.01	5/31/2022	—	—	—	—
	(4)	—	—	—	—	41,722	1,267,514	—	—
	(5)	—	—	—	—	18,553	563,640	—	—
	(6)	—	—	—	—	13,991	425,047	—	—
	(7)	—	—	—	—	—	—	35,765	1,086,541
	(8)	—	—	—	—	21,459	651,924	—	—
	(9)	—	—	—	—			29,619	899,825
	(10)	—	—	—	—	22,214	674,861	—	—
	(11)	—	—	—	—	—	—	—	2,500,000
Total:		23,108	138,100			117,939	3,582,986	65,384	4,486,366

Shailendra Gupta:		25,270	—	17.80	1/18/2018	—	—	—	—
	(2)	9,243	18,487	27.96	6/1/2019	—	—	—	—
	(3)	—	36,753	27.01	5/31/2022	—	—	—	—
	(4)	—	—	—	—	25,033	760,503	—	—
	(5)	—	—	—	—	11,132	338,190	—	—
	(6)	—	—	—	—	8,395	255,040	—	—
	(7)	—	—	—	—	—	—	14,306	434,616
	(8)	—	—	—	—	8,584	260,782	—	—
	(9)	—	—	—	—	—	—	11,847	359,912
	(10)	—	—	—	—	8,886	269,957	—	—
	(11)	—	—	—	—	—	—	—	1,500,000
Total:		34,513	55,240			62,030	1,884,472	26,153	2,294,528

Scott Sherman:	(12)	—	30,000	25.65	4/30/2020	—	—	—	—
	(3)	—	25,268	27.01	5/31/2022	—	—	—	—
	(9)	—	—	—	—	—	—	8,145	247,445
	(10)	—	—	—	—	6,109	185,591	—	—
Total:		—	55,268			6,109	185,591	8,145	247,445

(a)	All values are based on the closing price ($30.38) of Ingram Micro stock on the last trading day of the fiscal year (December 31, 2015).

(1)
Mr. Monié received a grant of premium-priced Non-Qualified Stock Options (1,400,000) on November 18, 2013 under the Ingram Micro 2011 Incentive Plan, as amended, with an exercise price of $26.00 per share. The closing price of IM stock on November 18, 2013 was $23.91. The options will vest in three equal annual installments beginning November 18, 2014 and expire on November 18, 2017. The grant date fair value of the stock options shown in the table is based on a Black-Scholes $3.5587 per share value on November 18, 2013 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.59%; expected option life of 3 years; dividend yield of 0%; and risk free interest rate of 0.56%.

(2)
Non-Qualified Stock Options were granted on June 2, 2014 under the Ingram Micro 2011 Incentive Plan, as amended, with an exercise price of $27.96, the closing price of IM stock on June 2, 2014. The options will vest in three equal annual installments beginning June 2, 2015 and expire on June 1, 2019. The grant date fair value of the stock options shown in the table is based on a Black-Scholes $5.77 per share value on June 2, 2014 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.94%; expected option life of 3.5 years; dividend yield of 0%; and risk free interest rate of 1.023%.

(3)
Non-Qualified Stock Options were granted on June 1, 2015 under the Ingram Micro 2011 Incentive Plan, as amended, with an exercise price of $27.01, the closing price of IM stock on June 1, 2015. The options will vest in three equal installments beginning June 1, 2016 and expire on May 31, 2022. The grant date fair value of the stock options shown in the table is based on a Black-Scholes $6.53 per share value on June 1, 2015 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.56%; expected option life of 4.5 years; dividend yield of 0%; and risk free interest rate of 1.55%.

(4)
PSUs were granted on June 3, 2013 to reward achievement of goals that support increased shareholder value, and will be earned if Ingram Micro achieves pre-established financial performance goals (EPS, OI & ROIC) over a three-year performance measurement period (2013-2015). If specific threshold performance levels are not met, no shares will be issued in 2016 in respect of such PSUs. On March 8, 2016 the Committee approved the Company's 2013 Performance Share Program's performance results at 99.4% achievement of target results (the amounts presented in this table). The shares will vest on June 3, 2016.

(5)
PSUs were granted on June 3, 2013 to reward achievement of goals that support increased shareholder value, and will be earned if Ingram Micro’s TSR over a three-year performance measurement period (2013-2015) exceeds the three-year TSR of a specific peer group over the performance measurement period. If Ingram Micro’s three-year TSR does not exceed the peer group’s TSR, no shares will be issued in 2016 in respect of such PSUs. On March 8, 2016 the Committee approved the Company's 2013 Performance Share Program's performance results at 44.2% achievement of target results (the amounts presented in this table). The shares will vest on June 3, 2016.

(6)
PSUs were granted on June 3, 2013 under the 2013 Performance Share Program. The 2013 PT result exceeded the requirement resulting in 100% achievement of the PSUs, 50% vested on June 3, 2015 and 50% will vest on June 3, 2016. Mr. Read’s award was granted on October 1, 2013 and the award has the same measurement/performance criteria as all other NEOs’ awards.

(7)
PSUs were granted on June 2, 2014 to reward achievement of goals that support increased shareholder value, and will be earned if Ingram Micro achieves pre-established financial performance goals (EPS) over a three-year performance measurement period (2014-2016). If specific threshold performance levels are not met, no shares will be issued in 2017 in respect of such PSUs. The number in the table represents the amount that will vest upon 100% achievement of target results. The following shows the maximum that may be earned:

•	Maximum at 200% for Mr. Monié is 196,710 units.

•	Maximum at 200% for Mr. Humes is 46,494 units.

•	Maximum at 200% for Mr. Read is 71,530 units.

•	Maximum at 200% for Mr. Gupta is 28,612 units.

(8)
PSUs were granted on June 2, 2014 under the 2014 Performance Share Program. The 2014 PT result exceeded the requirement resulting in 100% achievement of the PSUs, which will vest 50% on June 2, 2016 and 50% on June 2, 2017.

(9)
PSUs were granted on June 1, 2015 to reward achievement of goals that support increased shareholder value, and will be earned if Ingram Micro achieves pre-established financial performance goals (EPS) over a three-year performance measurement period (2015-2017). If specific threshold performance levels are not met, no shares will be issued in 2018 in respect of such PSUs. The number in the table represents the amount that will vest upon 100% achievement of target results. The following shows the maximum that may be earned:

•	Maximum at 200% for Mr. Monié is 162,902 units.

•	Maximum at 200% for Mr. Humes is 29,618 units.

•	Maximum at 200% for Mr. Read is 59,238 units.

•	Maximum at 200% for Mr. Gupta is 23,694 units.

•	Maximum at 200% for Mr. Sherman is 16,290 units.

(10)
PSUs were granted on June 1, 2015 under the 2015 Performance Share Program. The 2015 PT result exceeded the requirement resulting in 100% achievement of the PSUs, which will vest 50% on June 1, 2017 and on June 1, 2018.

(11)
In February 2015, Mr. Read and Mr. Gupta were awarded special performance-based awards of $2.5M and $1.5M, respectively. Upon the achievement of a certain 2016 EPS target, these awards will convert to equity on the first trading day of the week following the fourth quarter of fiscal year 2016 results. The equity will then vest 50% on the first anniversary and 50% on the third anniversary as long as the key executive remains employed by the Company. The CEO and other NEOs did not receive a grant under this program.

(12)
Mr. Sherman was granted Non-Qualified Stock Options, under the Ingram Micro 2011 Incentive Plan, as amended, on May 1, 2015 with an exercise price of $25.65 in order to entice him to join the Company as Executive Vice President, Human Resources and to immediately tie a portion of his compensation to the Company's performance. The options will vest 50% on the second anniversary of that date and 50% on the third anniversary of that date to expire on April 30, 2020. The grant date fair value of the stock options is based on a Black-Scholes $5.02 per share value on May 1, 2015 and was determined in accordance with ASC 718 using the following assumptions: stock price volatility of 25.64%; expected option life of 3.25 years; dividend yield of 0%; and risk free interest rate of 0.97%.

OPTION EXERCISES AND STOCK VESTED INFORMATION FOR FISCAL YEAR 2015
The following table provides information relating to option exercises and PSU vestings for the NEOs for the period from January 4, 2015 through January 2, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Alain Monié	119,310	1,047,478	201,525	5,442,779
William D. Humes	145,590	1,247,153	82,769	2,235,423
Paul Read	—	—	13,991	377,757
Shailendra Gupta	—	—	45,049	1,216,690
Scott Sherman	—	—	—	—

(1)	Value realized is the difference between the fair market value of a share of the Company’s common stock on the day of exercise and the exercise price.

(2)
Value realized is calculated by multiplying the gross number of vested PSUs by the closing price of the Company’s common stock on the day the vesting occurred or, if the vesting occurred on a day the NYSE was closed for trading, the previous trading day.

(3)	Mr. Sherman did not exercise options or have any shares vest in fiscal year 2015.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2015
The following table provides information relating to nonqualified deferred compensation balances and contributions by the NEOs for the period indicated.

Name	Executive Contributions in FY 2015 ($) (1)	Registrant Contributions in FY 2015 ($) (1)	Aggregate Earnings in FY 2015 ($)	Aggregate Withdrawals/ Distributions in FY 2015 ($)	Aggregate Balance at End of FY 2015 ($)
Alain Monié	428,640	21,875	(12,690)	—	1,241,538
William D. Humes	34,125	14,602	33,199	—	1,183,226
Paul Read	—	—	—	—	—
Shailendra Gupta	—	—	—	—	—
Scott D. Sherman	—	—	—	—	—

(1)
Executive officers who are paid on the U.S. payroll may voluntarily participate in the Supplemental Plan, a nonqualified deferred compensation arrangement. The Supplemental Plan, in general, operates to restore 401(k) plan benefits, including Company matching contributions, which were reduced or limited by the Internal Revenue Code. Under terms of the Supplemental Plan, participants may elect to defer up to a combined 50% of their base salary and annual bonus between the Supplemental Plan and the 401(k) Plan. In conformance with Section 409A of the Code, deferral and distribution elections are made by each participant prior to the beginning of each calendar year. The Company will have the discretion to make an employer match on behalf of the participants who make plan deferrals for 2015 and remain employed through December 31, 2015. For the 2015 Plan year, the Company made an employer match in February 2016 equal to 50% of the deferrals that did not exceed 5% of eligible compensation, reduced by the 2015 employer matching contributions to the 401(k) Plan. Participants will have earnings or losses credited to their Supplemental Plan account as if these accounts were invested in various investment options available under the Company’s 401(k) Plan, but excluding investment in the Ingram Micro Stock Fund. Participants may redirect their investment in the various investment fund options on a daily basis. Account balances are disbursed to participants upon their termination of employment with the Company based on the participant’s election prior to year of deferral. Participants may elect to receive their account balance as a lump-sum cash payment or in installment payments over 5, 10 or 15 years.

Executive contributions are not separately shown in the “Summary Compensation Table” but instead are deferrals from individuals’ salary and/or bonus amount shown in the “Summary Compensation Table”.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Ingram Micro maintains incentive programs, including award agreements, and Executive Officer Severance and Change in Control Policies which require Ingram Micro to provide payments and benefits to the NEOs in the event of a qualifying termination of employment with Ingram Micro and/or a change in control of Ingram Micro.
The chart below describes the termination provisions of each program and the award agreements, as well as any payments and benefits under the Executive Officer Severance and Change in Control Policies assuming the last date of employment for the NEO was the end of Ingram Micro’s fiscal year, January 2, 2016 (and therefore the cash incentive award would be considered “earned”) and/or that the change in control occurred on January 2, 2016, as applicable.

	Short Term Incentive — Cash (1)	Long-Term Incentives — Performance Shares and Cash	Long-Term Incentive — Stock Options	Severance Pay and Benefits (Under Severance Policy or CIC Policy) (2)
Change in Control (No Termination)	None
If award is not assumed or substituted with an equivalent award by the successor corporation, the Committee may cause award to become fully vested, and any performance targets applicable to the award shall be treated as satisfied.
			If option is not assumed or substituted with an equivalent award by the successor corporation, the Committee may cause award to become fully vested.	None

Qualifying Termination in Connection with Change in Control	Under CIC Plan, a prorated target bonus for the year of termination will be paid (subject to signing release of claims).	Any performance targets applicable to these awards shall be treated as satisfied and forfeiture restrictions shall lapse. Award becomes fully vested.	Options become fully vested and remain exercisable through the earlier of the second anniversary of the termination date or expiration date per the terms of the grant.
2.5 times (for the CEO or 2 times for other NEOs and EVPs) the sum of (i) the participant’s annual base salary and (ii) target annual bonus. A lump sum payment equal to the prorated target annual bonus. A lump sum payment equal to 100% of the premium costs for the Company-sponsored medical, dental and vision insurance benefits in effect on the date of termination. Participation in an outplacement program for up to one year, subject to a maximum cost of $50,000.

Termination for Cause	None	Award shall immediately be cancelled.	All unvested options are cancelled. The Committee, at its sole discretion, may cancel vested but unexercised options.	None

	Short Term Incentive — Cash (1)	Long-Term Incentives — Performance Shares and Cash	Long-Term Incentive — Stock Options	Severance Pay and Benefits (Under Severance Policy or CIC Policy) (2)
Voluntary Termination	Any earned payment based on actual 2015 Company performance under the terms of the 2015 EIAP.	Award shall immediately be cancelled.	60 or 90 days to exercise vested stock options, in accordance with applicable stock option agreement. All unvested options are cancelled.	None

Retirement (3)	Any earned payment based on actual 2015 Company performance under the terms of the 2015 EIAP.
The number of units granted during retirement year will be prorated based on the number of full months of service from the grant date through the retirement date divided by 12.
The restrictions will lapse in accordance with the original grant agreement.

Options will continue to vest in accordance with the original vesting schedules. Executive has five years following the date of retirement to exercise any vested option, provided the option period does not expire first. Options that are granted during the retirement year will be prorated based on the number of full months of service from the grant date through the retirement date divided by 12.
None

Involuntary “Not for Cause” Termination
Any earned payment based on actual 2015 Company performance under the terms of the 2015 EIAP.

In the case where termination date is not the last day of the year, the executive will receive a prorated EIAP payment at the time payments are made under that year’s program.

The EPS/ROIC & TSR PSUs will be prorated based on the number of full months of service following the grant date through the termination date divided by 36 (with a minimum 12 months participation required). The restrictions on awards will lapse according to the original grant agreement. The PT PSUs are cancelled.
60 or 90 days to exercise vested stock options, in accordance with the applicable stock option agreement; all unvested options are cancelled.
Executives with less than 12 years of service: payment equal to the sum of their annual base salary and target annual bonus in effect on termination date.
Executives with more than 12 years of service capped at 24 months for the CEO and 18 months for all other NEOs: payment equal to the number of full years of service times one-twelfth of the sum of the annual base salary and target annual bonus in effect on termination date.
Participation in an outplacement program for up to one year following the termination date, subject to a maximum cost of $20,000.

	Short Term Incentive — Cash (1)	Long-Term Incentives — Performance Shares and Cash	Long-Term Incentive — Stock Options	Severance Pay and Benefits (Under Severance Policy or CIC Policy) (2)
Death or Disability	Any earned payment based on actual 2015 Company performance under the terms of the 2015 EIAP.
Eligible for full award payment, if any, based on Company performance during the measurement period as if the executive had remained employed through the end of the performance measurement period. PT PSUs vest immediately upon the performance measure being met.

All unvested options immediately vest and executive or estate has one to five years following the date of disability or death to exercise in accordance with the applicable stock option agreement, unless the options expire first.
None

(1)	Payment to be calculated and paid on the same basis and at the same time as the annual bonus payments to actively employed Ingram Micro executives under the 2015 EIAP.

(2)
Severance benefits provided under the Severance Policy and the CIC Policy are subject to the participant’s execution of a release of claims and covenant agreement satisfactory to the Company and are payable in a lump sum cash payment.

(3)
Effective January 1, 2007, the definition of retirement under our equity incentive plan for awards granted to participants was amended to provide that normal retirement is defined as age 65 or greater with five or more years of service and early retirement is defined as age 55 or greater with 10 or more years of service. These retirement provisions are applicable to all NEOs.

Payments Upon Termination Table
For purposes of this analysis, we assumed:

a.	the last date of employment for the NEO is the last business day of our last fiscal year, January 2, 2016;

b.	annual base salary at termination is equal to salary as of January 2, 2016;

c.	annual target incentive at termination is equal to target incentive as of January 2, 2016; and

d.
estimated value of accelerated vesting of equity is based on the closing price of our stock ($30.38) on December 31, 2015 (the last trading day of our fiscal year) less, in the case of stock options, the applicable exercise price.

Based on these assumptions, the amount of compensation payable to each NEO in each potential situation is listed in the table below:

		Long-Term Incentives		Benefits & Perquisites
	Short Term Incentive ($)	Stock Options & Performance Shares ($) (1)	Severance Pay ($)	Health Premiums ($) (2)	Life Insurance or Disability Benefits ($) (3)	Outplacement ($)	Repatriation/ Relocation Expense ($) (4)	Total ($)
Alain Monié
Change in Control Termination	$1,500,000	$21,067,027	$6,250,000	$12,782	$—	$50,000	$—	$28,879,809
Voluntary Termination	2,500,000	—	—	—	—	—	—	2,500,000
Involuntary Not for Cause Termination	2,500,000	8,037,362	2,500,000	—	—	20,000	—	13,057,362
Death	2,500,000	21,067,027	—	—	1,000,000	—	—	24,567,027
Disability	2,500,000	21,067,027	—	—	393,333	—	—	23,960,360
William D. Humes
Change in Control Termination	614,250	5,715,185	2,593,500	30,812	—	50,000	—	9,003,747
Voluntary Termination	506,142	—	—	—	—	—	—	506,142
Involuntary Not for Cause Termination	506,142	3,007,998	1,837,063	—	—	20,000	—	5,371,203
Death	506,142	5,715,185	—	—	683,000	—	—	6,904,327
Disability	506,142	5,715,185	—	—	366,875	—	—	6,588,202
Paul Read
Change in Control Termination (5)	735,000	9,209,970	2,940,000	16,468	—	50,000	—	12,951,438
Voluntary Termination	598,290	—	—	—	—	—	—	598,290
Involuntary Not for Cause Termination	598,290	2,769,526	1,470,000	—	—	20,000	—	4,857,816
Death	598,290	6,709,970	—	—	735,000	—	—	8,043,260
Disability	598,290	6,709,970	—	—	371,250	—	—	7,679,510
Shailendra Gupta
Change in Control Termination (5)	434,817	4,779,083	2,111,969	36,450	—	50,000	25,552	7,437,871
Voluntary Termination	320,460	—	—	—	—	—	—	320,460
Involuntary Not for Cause Termination	320,460	1,547,036	2,111,969	—	—	20,000	25,552	4,025,017
Death	320,460	3,279,083	—	—	769,975	—	25,552	4,395,070
Disability	320,460	3,279,083	—	—	1,146,770	—	25,552	4,771,865
Scott D. Sherman
Change in Control Termination	190,000	660,090	1,520,000	18,157	—	50,000	—	2,438,247
Voluntary Termination	156,560	—	—	—	—	—	—	156,560
Involuntary Not for Cause Termination	156,560	—	760,000	—	—	20,000	—	936,560
Death	156,560	660,090	—	—	475,000	—	—	1,291,650
Disability	156,560	660,090	—	—	311,439	—	—	1,128,089

(1)
Includes the vesting of 2013 and 2014 Performance Share Programs based on PT, which the Committee previously approved at 100% achievement. On March 8, 2016, the Committee approved the 2013 Performance Share Program based on EPS at 99.4%, 2015 Performance Share Program based on PT at 100%, and 2013 Performance Share Program based on TSR at 44.2% achievement. While the Committee has approved these achievements, the vesting of any uncancelled shares will not begin until June 2016; therefore, they remain unvested for the purposes of these termination scenarios. We are unable to predict the final achievement of the 2014 and 2015 Performance Share Program awards based on EPS; however, in order to estimate a value under each termination scenario it was assumed target level performance was achieved. Actual achievement and resulting payment for the 2014 and 2015 Performance Share Program awards will be determined in early 2017 and 2018, respectively. The payout values in the table are based on the closing price ($30.38) of Ingram Micro stock on December 31, 2015, which was the last trading day of our fiscal year. The 2014 Performance Share Program awards based on TSR are assumed to payout at target level performance; however, the actual achievement and resulting payment will not be determined until early 2017.

Does not include stock options that are fully vested and exercisable. Each NEO had the following intrinsic value of vested and unexercised options as of January 2, 2016: Mr. Monié, $4,241,782; Mr. Read, $55,921; Mr. Humes, $36,348; and Mr. Gupta, $340,265.

(2)
Mr. Sherman elected no health benefits coverage with the Company in 2015. However, in the case of Change in Control, the Company shall be providing the cost of premiums for health benefits similar to other NEOs with family coverage.

(3)
Basic Life and Accidental Death and Dismemberment benefits for U.S.-based NEOs are one (1) times earnings, subject to a maximum of $1,000,000 each. For Mr. Gupta, he retains core Singapore employee death and disability benefits coverage which is two (2) times his annual base salary, subject to a maximum of SGD 1,616,307 (US$1,146,770) for disability benefits, and SGD 1,050,000 (US$744,975) for death benefits and an additional $25,000 of life insurance coverage for expatriates under Cigna International Program. Upon death, all unvested stock options would immediately vest and the estate would have one year to exercise.

(4)
Repatriation and Relocation Expenses: Under all termination conditions, except for “cause”, Mr. Gupta will also receive repatriation/relocation assistance for himself and his spouse to include airfare and shipment of household goods under the terms and conditions similar to the relocation assistance he received when he relocated from Singapore to the United Kingdom.

(5)
Includes special performance-based awards granted to Mr. Read and Mr. Gupta with targeted values of $2.5M and $1.5M, respectively. These awards will convert to equity on the first trading day of the week following the fourth quarter of fiscal year 2016 results and the achievement of a certain 2016 EPS target. The equity will then vest 50% on the first anniversary and 50% on the third anniversary as long as the key executive remains employed by the Company. The CEO and other NEOs did not receive a grant under this program.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the compensation of Ingram Micro’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which is designated as Proposal No. 2 on the enclosed proxy card.
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Ingram Micro's shareholders are entitled to an advisory, (non-binding) vote regarding the compensation of the Company's named executive officers (commonly referred to as a "say on pay" vote). As discussed in the “Compensation Discussion and Analysis” beginning on page 23 of this proxy statement, the Human Resources Committee of the Board of Directors believes that Ingram Micro’s “pay-for-performance” philosophy and the compensation program structure approved by the Committee, directly links the compensation of our NEOs to the performance of the Company and aligns the interests of our executives with those of our shareholders. This compensation philosophy and program is central to Ingram Micro’s ability to attract, retain and motivate individuals who can achieve superior financial results and who have the executive talent necessary to guide the Company during a period of tremendous growth and transformation.

This "say on pay" vote is advisory and therefore not binding on Ingram Micro, the Human Resources Committee of the Board, or the Board; however, the opinions of Ingram Micro's shareholders are valued and to the extent there is any significant vote against the compensation of our NEOs, as disclosed in this proxy statement, those results will be carefully considered and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns.
The Company currently holds its "say on pay" advisory votes once every year, and intends to hold its next “say on pay” advisory vote at the 2017 annual meeting of shareholders.

Vote Required
The affirmative vote of a majority of the shares of Ingram Micro common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting is required for advisory approval of this proposal.

PROPOSAL NO. 3
APPROVAL OF SECOND AMENDMENT TO 2011 INCENTIVE PLAN
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of the Second Amendment to the 2011 Incentive Plan, which is designated as Proposal No. 3 on the enclosed proxy card.

Introduction
On March 31, 2011, our Board adopted, and on June 8, 2011, our shareholders approved, the Ingram Micro Inc. 2011 Incentive Plan (the "Plan"). The Plan constitutes an amendment and restatement in its entirety of the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan, which was adopted and approved by our shareholders effective June 4, 2008, and consolidates the Ingram Micro Inc. 2008 Executive Incentive Plan, also adopted and approved by our shareholders effective June 4, 2008, into the Plan. The Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan is an amendment and restatement of the Ingram Micro 2003 Equity Incentive Plan (the "Original Plan"), which was adopted and approved by our shareholders effective May 7, 2003.
On June 5, 2013, our shareholders voted in favor of the First Amendment (the “First Amendment”) to the Plan. The First Amendment amended the Plan to increase the aggregate number of shares of our common stock that may be issued or delivered pursuant to awards granted under the Plan by an additional 12,000,000 shares, from 25,234,000 shares to a total of 37,234,000 shares.
As of April 2, 2016 (the first quarter end of 2016 fiscal year), the number of shares of common stock currently available in the Plan for issuance or delivery pursuant to awards granted under the Plan is 13,583,015 assuming target level of performance on outstanding performance awards; it does not include the special performance awards of $18,250,000 that convert to equity if 2016 EPS performance requirement is met. On April 6, 2016, subject to the approval of our shareholders pursuant to this proxy statement, our Board adopted the Second Amendment (the “Second Amendment”) to the Plan. The Second Amendment amends the Plan to increase the aggregate number of shares of our common stock that may be issued or delivered pursuant to awards granted under the Plan by an additional 12,000,000 shares, from 37,234,000 shares to a total of 49,234,000 shares, effective only upon approval of the Second Amendment by our shareholders. Notwithstanding the pending merger with Tianjin Tianhai Investment Company Ltd., we believe an amendment to the Plan is necessary and appropriate so that the Company can continue to operate in the ordinary course of business in the event that the merger is not approved by our shareholders, fails to close for any reason or is delayed.
The Second Amendment will become effective only upon approval by our shareholders and is recommended by our Board of Directors. In the event that the Second Amendment is not approved by our shareholders, (i) the Plan, as amended by the First Amendment, (which Plan and First Amendment were previously approved by our shareholders) will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the Second Amendment by the Board, (ii) the Second Amendment will not take effect, and (iii) we may continue to grant awards under the Plan, as amended, in accordance with its terms and conditions (including, without limitation, the limit on the maximum number of shares available for issuance under the Plan, without giving effect to the Second Amendment).
The increase in shares available for issuance under the Plan is intended to provide us with additional shares for the grant of stock-based awards to our executives and other employees, thereby linking their compensation to shareholder value creation and providing a mix of compensation elements in their overall pay packages. Our Board believes that the increase in the aggregate number of shares of our common stock with respect to which awards may be granted under the Plan is necessary and desirable to support the Company’s compensation strategy, to accomplish the objectives of the Plan and is in the best interest of our shareholders.
In addition, the Second Amendment to the Plan provides that the aggregate grant date Fair Market Value (as defined in the Plan) of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $600,000. The Second Amendment to the Plan also imposes minimum vesting requirements and enhances the existing prohibitions against liberal recycling of options:

•
The Second Amendment to the Plan sets the minimum vesting requirement of one (1) year on Awards granted under the Plan, except that the Committee retains discretion to grant Awards without the minimum one (1) year vesting standards with respect to Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under the Plan. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the participant’s death or disability. We believe the one (1) year vesting standard is appropriate and supports our retention strategies, and that it further aligns the interests of our Plan participants with the long-term interests of our Shareholders.

•
The Second Amendment to the Plan will enhance the existing prohibitions against the liberal recycling of options by excluding shares that are reacquired with cash tendered in payment of the Exercise Price of an Award from being included in or added to the number of Shares available for issuance under the Plan.

The following is a summary of the material terms of the Plan, as amended by the Second Amendment, and of the impact of the Second Amendment on the Plan. It is not intended to be complete. The description in this proposal is qualified in its entirety by reference to the full text of the Plan, the First Amendment and the Second Amendment. A copy of the Second Amendment is attached to this proxy statement as Exhibit A and you are advised to review the actual terms of the Second Amendment as part of your consideration of this proposal.
Impact of Share Increase on Shareholder Dilution, Burn Rate and Overhang
In its determination to recommend that the Board approve the Second Amendment to the Plan, the Human Resources Committee of the Board, which administers the Plan with respect to the Company’s executives and associates, and the Governance Committee, which administers the Plan with respect to the Company’s non-employee directors, reviewed an analysis prepared and presented by the Company’s management, which included an analysis of certain burn rate and overhang metrics and the potential costs of the Plan (as amended by the Second Amendment). Specifically, the Human Resources Committee and the Governance Committee considered that:

•
During the period beginning on June 8, 2011, when the Plan was approved by our shareholders and became effective, and ending on April 2, 2016, we granted equity awards representing a total of approximately 11,095,717 shares.

•
During fiscal 2015, our historical usage rate (or burn rate) was 1.94%, which we define as the total shares subject to equity awards granted during the period divided by the total number of shares outstanding on the last day of fiscal 2015, including shares subject to equity awards that were subsequently forfeited or cancelled.

•
The Company’s three-year average burn rate is 2.43% (2013-2015). The three-year average burn rate was determined as (i) options granted plus full-value shares divided by (ii) total common shares outstanding on the last day of the applicable fiscal year. We believe this is significantly lower than the average three-year burn rate for our industry peer group (GICS Code 4520: Technology Hardware & Equipment) and meets the burn rate standards for the industry.

•
As part of our acquisition strategy, beginning with the acquisition of BrightPoint in October 2012 and including subsequent acquisitions,we granted equity awards to certain executives and key employees of the acquired companies in order to incentivize them to remain with the Company following the close of the transaction. Since June 5, 2013, when the First Amendment added 12,000,000 shares to the Plan, the number of executives and key employees eligible to participate in our Plan, has increased about 27%, both as a result of organic growth and through acquisitions. Additionally, in 2015 the Committee granted special performance based awards that will be settled in shares to key employees in order to provide challenging 2016 EPS performance requirements and incentivize key executives to remain focused on stock price improvement through 2020. We expect to continue to acquire and to grant equity awards to such executives and key employees, consistent with our historical practices of utilizing equity awards to reward and incentivize our executives and key employees and as a result, we will increase our share usage under the Plan. If we do not increase the shares available for issuance under the Plan, then based on historical usage rates of shares under our equity plans and a range of possible grant date fair values, we would expect that the share limit under our Plan would be insufficient to grant annual equity awards in 2018, and may be insufficient in 2017 if we complete sizable acquisitions in 2016 or early 2017, at which time we would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

•
Based on historical usage and the increase in the number of our executives and participating employees over the past several years, we estimate that the shares reserved for issuance under the Plan (as amended by the Second Amendment) would be sufficient for at least 3 years of awards, assuming outstanding grants achieve maximum performance and we continue to grant awards consistent with our historical usage and current practices, noting that future circumstances may require us to change our current equity grant practices. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the Plan in 2019 for our 2020 annual award cycle (primarily dependent on the future price of our shares, performance achieved in previously granted performance plans, award levels and amounts and hiring or acquisition activity during the next few years), noting again that the share reserve under the Plan (as amended by the Second Amendment) could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty at this time.

•
As of April 2, 2016, our overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding as of April 2, 2016 plus the number of shares remaining available for issuance under our Plan by (ii) the number of our shares outstanding as of such date, was 14.7%.

•	If the Second Amendment is approved by our shareholders, our overhang rate will increase from 14.7% to 22.7%, based on the number of our shares outstanding as of April 2, 2016.

•
Based on the above information about potential plan costs and usage rates, management concluded that the additional share request is reasonable and consistent with market practice and shareholder preference.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Plan (as amended by the Second Amendment) is reasonable and appropriate at this time.

In addition to the rights of our Shareholders regarding say on pay with respect to our executives, the Board has determined that it is desirable and in the best interests of the Company for its Shareholders to also have a say on the maximum equity compensation that can be earned annually by our non-employee directors. Approval of the Second Amendment would limit the maximum equity compensation that can be earned by our non-employee directors annually.

The Board reviewed its past practice and determined that it does not historically allow for the liberal recycling of options and does not approve the granting of equity that vests in less than one (1) year, except when used as part of the non-employee director board fees. As a result, the Board determined that the Plan's existing prohibition against the liberal recycling of options should be enhanced by excluding shares that are reacquired with cash tendered in payment of the Exercise Price of an Award from the number of Shares available for issuance under the Plan and should specify a vesting period of not less than one (1) year for Awards granted under the Plan, subject to a limited exception of 5% of the total Shares available for issuance as Awards under the Plan. These amendments support our retention goals and further align the interests of Award recipients with the long-term interests of our Shareholders. Approval of the Second Amendment would enhance our prohibition against the liberal recycling of options and impose a vesting standard of not less than one (1) year on Awards granted under the Plan, with the exception of a small percentage (not more than 5% of the Shares reserved for all Awards granted under the Plan) to provide discretion to the Board to grant awards with shorter vesting periods in exceptional circumstances and continue to allow for the acceleration of vesting in the event of the participant’s death or disability.
What is the purpose of the Plan?
The purpose of the Plan is to effectively tie the interests of our management to the interests of our shareholders by: (1) attracting and retaining exceptional board members, executive personnel and other key employees; (2) motivating our employees and board members by means of performance-related incentives to achieve longer-range performance goals, thereby increasing shareholder value; and (3) enabling our employees and board members to participate in our long-term growth and financial success.
How is the Plan administered?
Our Board has appointed its Human Resources Committee to administer the Plan with respect to the Company’s executives and associates, and its Governance Committee to administer the Plan with respect to the Company’s non-employee directors (as applicable, the “Committee”). Each Committee member who will administer the Plan is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” as determined under Section 162(m) of the Code, and an “independent director” under the rules of the New York Stock Exchange. The Committee has broad discretion, subject to contractual restrictions affecting the Company, to determine the specific terms and conditions of each award and any rules that may be applicable to awards. The scope of the Committee’s discretion includes, but is not limited to, determining the effect that death, retirement, or other termination of employment of a participant may have on an award made under the Plan.
The Committee may not, without approval of our shareholders, lower the price per share of an option or stock appreciation right after it is granted, cancel an option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares are traded.

How many shares can be awarded under the Plan?
The maximum number of shares of our common stock that may be issued or delivered pursuant to awards granted under the Plan, without giving effect to the Second Amendment increasing the number of shares available for grant thereunder, is 37,234,000 shares, of which 11,095,717 shares underlying equity awards have been granted under the Plan and 13,583,015 shares remained available for issuance under the Plan, as of April 2, 2016 (both numbers assuming target achievement of outstanding performance-based equity awards). This does not include shares to be granted if maximum performance targets are achieved or the equity that will be delivered pursuant to the 2015 special performance-based award of $18.25 million if certain 2016 EPS performance requirements are achieved.
If the Second Amendment is approved by our shareholders, the maximum number of shares of our common stock that may be issued or delivered pursuant to awards granted under the Plan will be increased by an additional 12,000,000 shares to 49,234,000 shares, which will increase the number of shares that remain available for future grants to 25,583,015 (assuming target achievement of outstanding performance-based equity awards), as of April 2, 2016.
A “full value award” generally means any award other than a stock option or stock appreciation right that is settled by the issuance of shares of our common stock (e.g., restricted stock and restricted stock units). Shares issued in respect of any “full value award” granted under the Plan after the effective date of the Second Amendment will be counted against the Plan’s aggregate share limit as 2.29 shares for every one share actually issued in connection with the award. For example, if 100 shares are issued with respect to a restricted stock award granted under the Plan, then 229 shares will be counted against the Plan’s aggregate share limit in connection with that award. Shares issued in respect of any full value award granted under the Plan or any award other than an option or stock appreciation right granted under the the Ingram Micro Inc. 2003 Equity Incentive Plan, the Ingram Micro Inc. Amended and Restated 2003 Equity Incentive Plan or the Ingram Micro Inc. 2008 Executive Incentive Plan (collectively, the “Prior Plans”), in each case, on or before June 8, 2011 shall be counted against the Plan’s aggregate share limit at the ratio of 1.9 shares for every one share issued in respect of such award, shares issued in respect of any full value award granted under the Plan, in each case, during the period beginning on June 9, 2011 and ending on June 4, 2013 shall be counted against the Plan’s aggregate share limit at the ratio of 2.37 shares for every one share issued in respect of such award, shares issued in respect of a stock option or stock appreciation right granted under the Plan during the period beginning on June 5, 2013 will count against the Plan’s aggregate share limit as one share for every one share subject to the award and shares issued in respect of any “full value award” granted under the Plan during the period beginning on June 5, 2013 are counted against the Plan’s aggregate share limit as 2.29 shares for every one share actually issued in connection with the award. In addition, the Plan’s aggregate share limit assumes that previously granted performance restricted stock units are settled in shares at target; however, if additional shares are required to settle awards in excess of target, the number of shares available for future grant under the Plan’s aggregate share limit will be reduced accordingly based on the fungible share counting rules discussed previously for the Plan.
If the Second Amendment is approved by our shareholders, subject to adjustments the Committee is authorized to make if the Committee determines such adjustments are appropriate upon a distribution, recapitalization, merger or other similar corporate transaction or event to prevent dilution or enlargement of benefits intended under the Plan, the maximum number of shares that may be subject to incentive stock options granted under the Plan will be increased by an additional 12,000,000 shares to 49,234,000 shares. In addition, no person may receive awards under the Plan in any calendar year that relate to more than 2,000,000 shares. If any shares covered by an award granted under the Plan are forfeited, an award is settled for cash or an award otherwise terminates or is canceled without the delivery of shares, then the shares covered by that award will again become shares with respect to which awards may be granted. However, shares that are tendered or withheld as payment of the exercise price or to satisfy any tax withholding obligation, or the gross number of Shares used to determine the settlement value of a Stock Appreciation Right awarded under the Plan will not again become shares with respect to which awards may be granted. If the Second Amendment is approved by our Shareholders, shares that are reacquired with cash tendered in payment of the Exercise Price of an Award will also not be available as shares with respect to which awards may be granted under the Plan. Each share that will again become a share with respect to which awards may be granted will be added back as one share if such share was subject to an option or stock appreciation right granted under the Plan or under the Prior Plans, each share will be added back as 2.37 shares if such share was subject to a full value award granted under the Plan or an award other than an option or stock appreciation right granted under the Prior Plans, in any case, on or prior to June 5, 2013 and as 2.29 shares if such share was subject to a full value award granted under the Plan after June 5, 2013. Shares that are subject to a full value award granted under the Plan or an award other than a stock option or stock appreciation right granted under the Plan after the effective date of the Second Amendment will be added back as 2.29 shares.
If the Second Amendment is approved by our Shareholders, the annual equity compensation of our non-employee directors will be limited to not more than the Fair Market Value of $600,000 of all awards granted to the director under the Plan.

What are the eligibility and participation criteria?
Eligibility to participate in the Plan is limited to our employees, including any officer or employee-director of the Company or any of our affiliates, and any member of our Board. Currently, all of our employees and employees of our subsidiaries and all members of our Board are eligible to participate in the Plan (approximately 29,000 employees and 9 members of our Board as of January 2, 2016. Mr. Monié is not compensated as a Board member and is counted as participating in the Plan as an employee). We anticipate that less than 2.0% of those eligible will participate in the Plan. Participation in the Plan is at the discretion of the Committee.
What are the types of awards that may be made under the Plan?
The Plan permits the granting of the following types of awards: (1) stock options that qualify as incentive stock options under the Code, (2) options other than incentive stock options, which will be referred to as non-qualified stock options, (3) stock appreciation rights (“SARs”), granted either alone or in tandem with other awards under the Plan, (4) restricted stock awards and restricted stock units, (5) performance awards, payable in the form of cash, shares of our common stock, or a combination thereof, including, but not limited to, options, SARs, restricted stock, restricted stock units or other stock-based awards, (6) dividend equivalents on unvested, non-performance based awards and (7) other stock-based awards. Except as otherwise provided by the Committee, no award granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant, except by will or the laws of descent and distribution.
Under what circumstances may dividend equivalents be paid with respect to performance awards?
The Plan prohibits the payment of dividend equivalents on unvested performance awards, but provides that if the Committee administering the Plan were to approve such a payment, it will only be made to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. As of the date of this proxy, the Committee has not approved payment of dividend equivalents on any awards.
What is the maximum aggregate amount of cash that may be paid to a participant during the year with respect to cash-based performance awards under the Plan?
The Plan provides that the aggregate amount of compensation to be paid to any one participant in respect of all performance-based awards payable in cash, and not related to shares of our common stock, in any fiscal year of the Company shall not exceed $7,500,000.
What special requirements must Section 162(m) “qualified performance-based compensation” awards under the Plan satisfy?
The Committee may grant performance awards that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Any performance goal established by the Committee for any award which is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must satisfy the following requirements:
(i) Such goals must be based on any one or more of the following: asset turn-over, customer satisfaction, market penetration, associate satisfaction or similar indices, price of the Company’s Class A common stock, shareholder return, return on assets, return on equity, return on investment, return on capital, return on invested capital, return on working capital, return on sales, other return measures, sales productivity, sales growth, total new sales, productivity ratios, expense targets, economic profit, economic value added, net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization), income (either before or after taxes), operating earnings or profit, gross or net profit or operating margin, gross margin, gross or net sales or revenue, cash flow (including, but not limited to, operating cash flow and free cash flow), net worth, earnings per share, earnings per share growth, operating unit contribution, achievement of annual or multiple year operating profit plans, earnings from continuing operations, costs, expenses, working capital, implementation or completion of critical projects or processes, performance achievements on certain designated projects or objectives, debt levels, market share, total shareholder return or similar financial performance measures as may be determined by the Committee, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(ii) The Committee may, in its sole discretion, provide that one or more of the following objectively determinable adjustments will be made to one or more of such goals: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal or sale of a business or segment of a business; items related to discontinued operations; items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s traditional, ongoing business activities; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For any performance goal established by the Committee for any award which is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, any determinable adjustments will be made within the time prescribed by, and otherwise in compliance with such provision.
(iii) Such goals may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company, any of its operating units, or an individual, or on a relative basis with respect to any peer companies or index selected by the Committee.
(iv) Such goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business.
(v) Such goals will be established in such a manner that a third party having knowledge of the relevant facts could determine whether the goals have been met.
To the extent necessary to comply with the requirements of Section 162(m) of the Code, with respect to any award granted to one or more employees for whom such award is or could be subject to Section 162(m) of the Code, and which is intended to constitute “qualified performance-based compensation,” no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee must, in writing, (a) designate one or more participants, (b) select the performance criteria and adjustments applicable to the performance period (as provided above), (c) establish the performance goals and amounts of such awards, as applicable, which may be earned for such performance period based on the performance criteria, (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period, and (e) establish, in terms of an objective formula or standard, the method for computing the amount of compensation payable upon attainment of the performance goals, such that a third party having knowledge of the relevant facts could calculate the amount to be paid. Following the completion of each performance period, the Committee must determine whether and the extent to which the applicable performance goals have been achieved for such performance period and approve any payments, which determination and approvals will be recorded in minutes of the Committee. In determining the amount earned under such awards, with respect to any award granted to one or more employees for whom such award is or could be subject to Section 162(m) of the Code and which is intended to constitute “qualified performance-based compensation,” the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.
Unless otherwise provided in the applicable award agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an award that is intended to constitute “qualified performance-based compensation,” the participant must be employed by the Company or any of its affiliates throughout the performance period. Furthermore, a participant will be eligible to receive payment pursuant to such awards for a performance period only if and to the extent the performance goals for such period are achieved, and only after the Committee has certified in writing that such goals have been achieved.
Are awards granted under the Plan subject to any compensation recovery policy?
The Plan provides that awards may be subject to the Company’s compensation recovery policy, including any policy that is intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder.

How can the Plan be amended or terminated?
Our Board may amend, alter, or terminate the Plan at any time. However, we must generally obtain approval by our shareholders for any change that would increase the number of shares subject to the Plan, increase the per person annual limitation on awards, increase the number of shares which can be issued other than for stock options or stock appreciation rights, lower the price per share of an option or stock appreciation right after it is granted, cancel an option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, or effect a repricing of outstanding stock options or stock appreciation rights, or that would require shareholder approval under any regulatory or tax requirement that our Board deems desirable to comply with or to obtain relief under. In addition, any amendment, alteration or termination of the Plan is subject to the requirement that no rights under an outstanding award may be impaired by such action without the consent of the holder. The Committee may amend or modify the terms of any outstanding award, but only with the consent of the participant if such amendment would impair his or her rights. In the event of certain corporate transactions or events affecting the shares or our corporate structure, the Committee may make certain adjustments as set forth in the Plan.
When does the Plan terminate?
Unless earlier terminated by our Board, the Plan will terminate on, and no award may be granted under the Plan after, June 7, 2021.
What happens in the event of a merger or other corporate transaction or event?
In the event of a merger of the Company into another corporation, each outstanding award may be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the Committee may cause all awards to become fully exercisable prior to the date of the merger, even if that results in a vesting period of less than 1 year. If an award becomes exercisable in lieu of assumption or substitution in connection with a merger, the award will be exercisable for 15 days and will terminate at the end of such period.
In addition, in the event of a merger or in the event of certain other unusual or nonrecurring transactions or events affecting us or any of our affiliates, or our financial statements or the financial statements of any of our affiliates, or of changes in applicable laws, regulations or accounting principles, the administrator may, in its discretion and on such terms and conditions as it deems appropriate, take one or more of the following actions:

•	Provide for the purchase of an award for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights;

•
Provide for the replacement of one or more awards with other rights or property selected by the administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such award or realization of the participant’s rights had such award been currently exercisable or payable or fully vested;

•
Provide that one or more awards will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•
Adjust the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards that may be granted in the future;

•	Provide that the award will be exercisable or payable or fully vested as to all shares covered thereby, notwithstanding anything to the contrary in the award agreement or the Plan; and

•	Provide that the award cannot vest, be exercised or become payable after such event.
What are the U.S. federal income tax consequences under the Plan?
The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.
Options. There will generally be no federal income tax consequences to a participant or to us upon the grant of either an incentive stock option or a nonqualified stock option under the Plan. The maximum term of an option is 10 years.

Nonqualified Stock Options. A participant will recognize ordinary income when he or she exercises a nonqualified stock option. The amount of the income is the amount by which the fair market value of the stock received upon exercise of the option (assuming the stock is fully vested at that date) exceeds the exercise price of the option. We generally will be entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, i.e., at the time of exercise of the option.
Incentive Stock Options. A participant will not recognize any immediately taxable income when he or she exercises an incentive stock option. A participant can defer income recognition until the time that shares are sold and may also have the benefit of long-term capital gain treatment for any gain if the prescribed holding periods are met. Some of these holding periods and employment requirements are liberalized in the event of a participant’s death or disability while employed by us. We are generally not entitled to any tax deduction with respect to the grant or exercise of incentive stock options.
If the participant does not hold the shares for the full term of the required holding periods, a portion of the gain on the sale of such shares will be taxed to a participant as ordinary income and we will be entitled to a deduction in the same amount, subject to certain conditions. The amount taxed as ordinary income will be the lesser of the following: (1) the fair market value of the shares on the date of exercise minus the option price and (2) the amount realized on disposition minus the exercise price. The balance of any gains will be taxed as short-term or long-term capital gain, depending on the holding period.
In addition, the “spread” between the exercise price and the fair market value of the stock upon exercise of the option is an adjustment in computing alternative minimum taxable income for the participant in the year that the participant exercises the option.
Stock Appreciation Rights. Neither a participant nor we will incur any federal income tax consequences upon the grant of a SAR. Normally, the holder of a SAR will recognize ordinary income on the date the SAR is exercised. The amount of income the participant realizes on the exercise of the SAR is equal to the cash and/or the fair market value of property received. At the time a SAR is exercised, we will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant and will also be required to withhold payroll taxes on this amount. The maximum term of a SAR is 10 years.
Restricted Stock Awards and Restricted Stock Units. Neither we nor a participant will incur any federal income tax consequences upon the grant of restricted stock awards and restricted stock units until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted stock awards or restricted stock units. At that time, a participant generally will recognize taxable income equal to the aggregate amount of cash received and the then fair market value of the stock and, subject to certain conditions, we will be entitled to a corresponding deduction. However, a participant may elect under Section 83(b) of the Code, within 30 days after the date of the grant of restricted stock, to recognize ordinary income as of the date of grant and we will be entitled to a corresponding deduction at that time.

We will be entitled to a deduction for the compensation element inherent in a restricted stock award at the time the participant includes the amounts as ordinary income - either upon the lapse of the restriction or at the time of any election by the participant under Section 83(b) of the Code.
Performance Awards. Neither a participant nor we will incur any federal income tax consequences upon the grant of performance awards. Participants generally will recognize taxable income at the time when payment for the performance awards is received in an amount equal to the aggregate amount of cash and the fair market value of shares acquired. We will generally be entitled to an income tax deduction equal to the amount included as compensation in the gross income of the participant at the time that income is required to be recognized by the participant, subject to certain conditions.
Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value of dividends paid on our common stock. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by any award held by the participant.
Tax Deductions and Section 162(m) of the Code. We generally should be entitled to a federal income tax deduction at the same time and in the same amount as the recipient recognizes ordinary income, subject to the limitations of Section 162(m) of the Code with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (generally including base salary, annual bonus and non-qualified benefits paid) for certain executive officers exceeds $1 million in any one year. The Section 162(m) deduction limit, however, does not apply to certain “qualified performance-based compensation” as provided for by the Code and established by an independent compensation committee. In particular, stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the exercise price or base price is greater than or equal to the fair market value of the stock subject to the award on the grant date). Other awards granted under the Plan may constitute “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest based upon the achievement of one or more pre-established objective performance goals using one of the performance criteria as described above.
The Plan is structured in a manner that is intended to provide the Committee with the ability to provide awards that satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. In the event the Committee determines that it is in our best interests to make use of such awards, the remuneration attributable to those awards should not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.
Section 409A of the Code. Certain awards under the Plan may be considered “non-qualified deferred compensation” for purposes of Section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of Section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the current taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includible in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Section 409A, the amount also is subject to interest and an additional income tax. The interest imposed is equal to the interest at the underpayment rate plus one percentage point, imposed on the underpayments that would have occurred had the compensation been includible in income for the taxable year when first deferred, or if later, when not subject to a substantial risk of forfeiture. The additional income tax is equal to 20% of the compensation required to be included in gross income.
New Plan Benefits
Certain tables above in this proxy statement, including the Summary Compensation Table, Grants of Plan-Based Awards Table, and Outstanding Equity Awards at Fiscal Year End Table, set forth information with respect to prior awards granted to our individual named executive officers under the Plan (prior to the approval of the Second Amendment). Awards under the Plan (as amended by the Second Amendment) are subject to the discretion of the Committee, and the Committee has not made any determination with respect to future grants to any individuals under the Plan (as amended by the Second Amendment) as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits or awards that will be received by participants.
The following table provides information as of April 2, 2016, with respect to awards granted under the Plan to our individual named executive officers and other groups since the inception of the Original Plan in 2003.

Awards Granted Since Inception
Awards Granted Under 2011 Incentive Plan Since Inception of the Original Plan Through April 2, 2016

Name and Position	Number of Shares Underlying Option Grants	Number of Shares Underlying Restricted Stock Unit Grants	Number of Restricted Stock Grants
Alain Monié, Chief Executive Officer	2,382,480	1,353,351	—
William D. Humes, Chief Financial Officer	464,995	533,904	—
Paul Read, President and Chief Operating Officer (1)	161,208	231,561	10,296
Shailendra Gupta, EVP Mobility and Global Group President	223,914	377,580	60,047
Scott D. Sherman, Executive Vice President, Human Resources	55,268	14,254	—
All Current Executive Officers as a Group	3,620,238	2,743,886	70,343
Dale R. Laurance, Director	43,558	223,833	10,037
Howard I. Atkins, Director	—	41,210	44,194
David A. Barnes, Director	4,933	13,495	—
Leslie S. Heisz, Director	0	55,208	10,980
John R. Ingram, Director	69,030	11,804	47,673
Linda Fayne Levinson, Director	31,676	52,916	11,090
Scott A. McGregor, Director	—	33,894	5,592
Carol G. Mills, Director	—	10,539	1,425
Wade Oosterman, Director	—	28,111	—
All Current Directors Who Are Not Executive Officers as a Group	149,197	471,010	130,991
All Other Participants as a Group (2)	20,783,810	15,568,868	266,011

 The above includes all grants from inception and does not reflect any cancellations.

(1)	Includes 10,296 restricted stock awards which were granted to Mr. Read when he served as a board member from September 2012 through September 2013.

(2)	Includes all employees, other than current executive officers and current directors, who are not executive officers and former directors.

Equity Compensation Plan Information
The following table (in thousands) provides information as of January 2, 2016, the last day of our 2015 fiscal year, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(2)	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3))
Equity Compensation Plans Approved by Shareholders	3,661	$24.88	10,517
Equity Compensation Plans Not Approved by Shareholders	None	None	None
Total	3,661	$24.88	10,517

(1)	Does not reflect unvested awards of time and performance restricted stock units/awards of 4,426K at 100% target and an additional 1,334K shares at maximum achievement.

(2)
Does not reflect performance awards of $19,500K that will be settled with restricted stock units if performance requirement is met. At the December 31, 2015 market close price of $30.38, this would be 642K shares.

(3)
Balance reflect shares available to issue, taking into account granted options, time vested restricted stock units/awards and performance vested restricted stock units assuming maximum achievement. Does not include shares that may be granted under footnote 2.

The following table (in thousands) provides information as of April 2, 2016, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(2)	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3))
Equity Compensation Plans Approved by Shareholders	3,473	$25.03	10,592
Equity Compensation Plans Not Approved by Shareholders	None	None	None
Total	3,473	$25.03	10,592

(1)	Does not reflect unvested awards of time and performance restricted stock units/awards of 4,432K at 100% target and an additional 1,306K shares at maximum achievement.

(2)
Does not reflect special performance awards of $18,250K (decreased from $19,500 as of January 2, 2016) which will be converted to equity when the performance requirement is met. Based on market close price of $35.94 on April 1, 2016, this would be approximately 508K shares. The decrease is due to cancellation of an award due to termination of employment prior to the grant of restricted stock units.

(3)
Balance reflect shares available to issue, taking into account granted options, time vested restricted stock units/awards and performance vested restricted stock units assuming maximum achievement. Does not include shares that may be granted under footnote 2.

The following information regarding all existing equity compensation plans as of April 2, 2016 updates the information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 2, 2016:

April 2, 2016
Shares of common stock available for grant (at target)	13,583,015
Stock options and stock appreciation rights outstanding	3,473,194
Weighted average exercise price of outstanding stock options under all existing equity compensation plans	25.03
Weighted average remaining contractual term of outstanding stock options	2.90 Years
Full Value Awards (as defined on page 59 of this Proxy Statement) outstanding	4,710,136
Total awards (includes stock options, stock appreciation rights, and Full Value Awards) outstanding at target	8,183,330
Total shares of common stock outstanding	148,522,413
What is the required vote to approve the proposal?
Approval of the Second Amendment to the Plan requires the affirmative vote of a majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the proposal.
What if the required vote is not obtained?
If a majority of the shares of Class A common stock present or represented at the annual meeting and entitled to vote do not vote to approve the Second Amendment to the Plan, the Plan, as amended by the First Amendment, will remain in full force without giving effect to the Second Amendment, and we may continue to grant awards under the amended Plan.

PROPOSAL NO. 4
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the current fiscal year, which is designated as Proposal No. 4 on the enclosed proxy card.
PwC served as Ingram Micro’s independent registered public accounting firm for the 2015 fiscal year. PwC has advised Ingram Micro that it has no direct or indirect financial interest in Ingram Micro. Representatives of PwC are expected to be present at the 2016 annual meeting of shareholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders. We anticipate that our Audit Committee will retain PwC to continue to serve as Ingram Micro’s independent registered public accounting firm for 2016. See “Report of the Audit Committee”. The following fees were charged by PwC for 2014 and 2015 fiscal year services to Ingram Micro:

•
Audit Fees. PwC’s fees for auditing Ingram Micro’s annual financial statements and internal controls pursuant to the Sarbanes-Oxley Act of 2002, review of interim financial statements included in the Company’s Form 10-Q filings, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were (1) $9,232,000 for fiscal year 2014, of which $4,550,000 was billed by PwC in fiscal 2015, and (2) $8,425,000 for fiscal year 2015, of which $2,304,000 will be billed by PwC in fiscal 2016. The actual amounts that will be paid in fiscal year 2016 may be different due to the impact of foreign exchange at the time the actual bills are paid.

•
Audit-Related Fees. PwC’s fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above for fiscal years 2014 and 2015 were $303,000 and $238,000, respectively, relating to due diligence services related to our acquisitions, agreed upon or attestation procedures that are required to be delivered by the Company’s independent or statutory auditor pursuant to local law or regulations and/or corporate reorganization activities, as well as consultations by the Company’s management regarding the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of proposed rules, standards or interpretations by the PCAOB, SEC, FASB, or other regulatory or standard setting bodies.

•
Tax Fees. PwC’s fees for services which principally were related to tax compliance and consulting matters were $294,000 in fiscal year 2014 and $631,000 in fiscal 2015. These tax fees related to consultations on technical tax matters, including assistance with U.S. Federal, state and local and international tax matters.

•	All Other Fees. PwC’s fees for all other services were $227,000 in fiscal year 2014 and $0 in fiscal year 2015.
Management is required to review and obtain the prior approval of the Audit Committee for all non-audit services proposed to be provided by the independent accountants. We review whether the provision of such services by the independent registered public accounting firm would be compatible with the maintenance of PwC’s independence in performing its auditing functions for us.
The Audit Committee annually reviews its policy on audit and non-audit services performed by Ingram Micro’s independent registered public accounting firm. Unless a proposed service to be provided by Ingram Micro’s independent registered public accounting firm has received general pre-approval in accordance with the guidelines discussed below, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels will require additional pre-approval by the Audit Committee.
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee must approve any significant changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. Additional fees in excess of 10% of the amount initially approved in connection with the annual audit services require additional pre-approval by the Audit Committee. With respect to certain categories of non-audit services, the Audit Committee has concluded that the provision of such services does not impair Ingram Micro’s independent registered public accounting firm’s independence, and the Audit Committee has provided (and the Audit Committee will annually review and provide) general pre-approved categories of services that may be provided by Ingram Micro’s independent registered public accounting firm without obtaining pre-approval for each specific non-audit assignment.

The term of any pre-approval is generally twelve months from the date of pre-approval, unless the Audit Committee provides for a different period. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In addition, on a periodic basis, Ingram Micro’s management reports to the Audit Committee the services actually provided by Ingram Micro’s independent registered public accounting firm pursuant to the Audit Committee’s pre-approval policy.
All audit and non-audit services described above were provided pursuant to pre-approval policies of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Ingram Micro filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of the Board of Directors has furnished the following report.

The charter of the Audit Committee of the Board of Directors of Ingram Micro Inc. (“Ingram Micro”) specifies that the purpose of the Audit Committee is to assist the Board’s oversight of:

•	the integrity of Ingram Micro’s financial reporting process and systems of internal controls regarding finance, accounting, legal and ethical compliance;

•	Ingram Micro’s compliance with legal and regulatory requirements; and

•	the independence and performance of Ingram Micro’s independent external auditors and internal audit department.

In addition, the Audit Committee is charged with providing an avenue of open communication among Ingram Micro’s independent registered public accounting firm (currently PricewaterhouseCoopers or “PwC”), management, internal audit department, and Board of Directors.

The Audit Committee expects to consider further amendments to its Charter from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NYSE, and to address any changes in Ingram Micro’s operations, organization or environment.

PRIMARY RESPONSIBILITIES

The Audit Committee meets with management periodically to consider the adequacy of Ingram Micro’s disclosures, internal controls and compliance with applicable laws and company policies, as well as the quality of its financial reporting, including the application of critical accounting policies. The Audit Committee reviews Ingram Micro’s process for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 with management and Ingram Micro’s independent registered public accounting firm, and will continue to do so in subsequent years.

The Audit Committee oversees the company’s whistleblower hotline program and monitors its response to complaints. The Audit Committee engages in periodic discussions with management about the company’s procedures for preventing and detecting fraud, and encouraging the reporting of fraud.

As part of its oversight activities, the Audit Committee monitors the scope and adequacy of Ingram Micro’s internal auditing program, including reviewing staffing levels and steps taken to implement recommended improvements in internal controls. The Audit Committee discusses these matters with Ingram Micro’s independent registered public accounting firm and with appropriate Company management and internal auditors.

The Audit Committee meets at least five times per year in executive sessions with Ingram Micro’s independent registered public accounting firm, and periodically with the VP of internal audit, in each case without the presence of Ingram Micro’s management, at which meetings candid discussions are held regarding financial management, accounting, auditing and internal control matters. The Committee continued its longstanding practice of having independent legal counsel, who regularly attends committee meetings. The Committee also meets periodically with the Company’s Chief Compliance Officer to discuss the effectiveness of the Company’s compliance program and regularly receives status reports of compliance matters.

OVERSIGHT OF INDEPENDENT AUDITORS

The Audit Committee appoints Ingram Micro’s independent registered public accounting firm for the purpose of issuing an audit report on Ingram Micro’s annual financial statements or for performing related work. The Audit Committee is also responsible for the firm’s oversight, and approves the firm’s compensation.

PwC has been the Company’s independent auditor since 1996. In performing its annual evaluation of PwC, leading to its recommendation to the full Board that PwC be reappointed as the Company’s independent registered public accounting firm for 2016, the Audit Committee considered a number of factors, including but not limited to the firm’s independence, its global reach, its technical expertise and knowledge of the Company, its operations and its industry, the firm’s long tenure, and the quality and transparency of its communications with the Committee. The Committee’s recommendation calls for PwC’s reappointment to be subject to ratification by the Company’s shareholders at the 2016 annual meeting.

The Audit Committee makes the final decision in the periodic selection of the lead audit partner. The process for selecting the new lead audit partner involves an assessment by the Committee of many factors, including the candidate’s independence, multinational and industry experience, communication skills, commitment to serving the Company, ability to leverage the resources of their firm, and commitment to continuous improvement in the audit. The selection process includes a robust dialogue between the Audit Committee and key members of management.

The Audit Committee discusses with PwC matters relating to its independence, including monitoring compliance with Ingram Micro’s pre-approval of non-audit services and performing a review of audit and non-audit fees. The Audit Committee also receives and reviews the written disclosures and the letter from PwC mandated by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.

2015 AUDITED FINANCIAL STATEMENTS

The Audit Committee reviewed and discussed with management and Ingram Micro’s independent registered public accounting firm Ingram Micro’s audited financial statements for the fiscal year ended January 2, 2016, including reviewing Ingram Micro’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as all quarterly financial statements for the year, prior to their issuance. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”). The Audit Committee also reviewed and discussed Ingram Micro’s earnings press releases, as well as other financial information and outlook, in accordance with the NYSE corporate governance rules.

The Audit Committee also reviewed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, including the quality of Ingram Micro’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, for filing with the SEC.

Members of the Audit Committee of the Board of Directors of Ingram Micro Inc.

Leslie S. Heisz (Chair)
Howard I. Atkins
David A. Barnes
Scott A. McGregor
Wade Oosterman

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are Ingram Micro shareholders “household” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a proxy statement and annual report separate from other shareholders at your address, you may (1) notify your broker, (2) direct your written request to: Ingram Micro Inc., 3351 Michelson Drive, Suite 100, Irvine, California 92612, Attention: Corporate Communications and Investor Relations Department or (3) contact our Investor Relations department by telephone at (714) 566-1000. Shareholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

ANNUAL REPORT
Our annual report for the fiscal year ended January 2, 2016, including the consolidated financial statements audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and their report thereon dated February 25, 2016, is being mailed to all shareholders with this proxy statement. In addition, a copy of our annual report, which includes our Form 10-K for the fiscal year ended January 2, 2016 (with exhibits 23.1, 31.1, 31.2, and 32.1 only), as filed with the SEC, will be sent to any shareholder without charge upon written request to: Ingram Micro Inc., 3351 Michelson Drive, Suite 100, Irvine, California 92612 Attention: Corporate Communications and Investor Relations Department. Our annual report on Form 10-K can also be reviewed by accessing the SEC’s website at http://www.sec.gov or our Internet site at http://www.ingrammicro.com. This text is not an active link and our Internet site and the information contained on that site, or connected to that site, is not incorporated into this proxy statement.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. You will not be asked to vote on the proposed merger with Tianjin Tianhai Investment Company, Ltd. at the annual meeting of shareholders. You will receive separate materials with respect to a special meeting of shareholders, to be held at a later date determined by the Board, to vote upon the proposed merger.

SHAREHOLDER PROPOSALS
Shareholders interested in submitting a proposal for inclusion in the proxy materials for our 2017 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, our Corporate Secretary must receive shareholder proposals no later than December 27, 2016.
Shareholders may wish to have a proposal presented at the annual meeting of shareholders in 2017, but without the Company being required to include that proposal in the Company’s proxy statement relating to that annual meeting. Such proposals must be made in accordance with our bylaws and received by the Corporate Secretary not earlier than January 9, 2017 and not later than February 8, 2017, unless the date of our annual meeting is advanced more than 30 days prior to June 8, 2017 or delayed more than 70 days after June 8, 2017, in which case such notice must be received no earlier than 120 days prior to our 2017 annual meeting and no later than the later of 70 days prior to our 2017 annual meeting or the 10th day following our public announcement of the date of the 2017 annual meeting.

By order of the Board of Directors,

Larry C. Boyd Executive Vice President, Secretary and General Counsel
April 26, 2016
Irvine, California

Exhibit A

EXHIBIT A
SECOND AMENDMENT TO
INGRAM MICRO INC. 2011 INCENTIVE PLAN

THIS SECOND AMENDMENT TO INGRAM MICRO INC. 2011 INCENTIVE PLAN (this “Second Amendment”) is made and adopted by Ingram Micro Inc., a Delaware corporation (the “ Company ”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below), as amended by the First Amendment.
WHEREAS, the Company maintains the Ingram Micro Inc. 2011 Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 13(a) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “ Board ”);
WHEREAS, on June 5, 2013 the shareholders of the Company approved the First Amendment to the Plan, increasing the maximum aggregate number of Shares available for issuance and delivery pursuant to Awards granted under the Plan to 37,234,000;
WHEREAS, the Board desires to amend the Plan to (i) increase the maximum aggregate number of Shares available for issuance and delivery pursuant to Awards granted under the Plan as set forth herein; (ii) to limit the annual equity compensation of our Non-Employee Directors to not more than $600,000; (iii) to provide for a standard vesting period of not less than one (1) year on Awards granted under the Plan, subject to an exception for the Plan Administrator to grant Awards without respect to the minimum one (1) year vesting standard with respect to Awards covering, in total, not more than five percent (5%) of the total number of Shares authorized for all Awards under the Plan; and (iv) to enhance the Plan’s prohibitions against liberal recycling of options, subject to approval of this Second Amendment by the Company’s shareholders; and
WHEREAS, this Second Amendment shall become effective upon the approval by the Company’s shareholders (the date of such approval of the Second Amendment, the “ Amendment Effective Date ”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of the Amendment Effective Date:
1.    Section 4 of the Plan is hereby amended and restated in its entirety as follows:
“(a) Number of Shares. Subject to adjustment as provided in Section 4(c) and 4(d), a total of 49,234,000 Shares may be issued or delivered pursuant to Awards under the Plan, less one (1) Share for every one (1) Share issued in respect of an Option or Stock Appreciation Right granted after the Amendment Effective Date, and 2.29 Shares for every one (1) Share issued in respect of a Full Value Award granted after the Amendment Effective Date. Shares issued in respect of any Full Value Award granted under the Plan or any award other than an option or stock appreciation right granted under any of the Prior Plans, in each case, on or before June 8, 2011 shall be counted against the Share limit set forth in the preceding sentence at the ratio of 1.9 Shares for every one (1) Share issued in respect of such award, Shares issued in respect of any Full Value Award granted under the Plan, in each case, during the period beginning on June 9, 2011 and ending on June 4, 2013 shall be counted against the Share limit set forth in the preceding sentence at the ratio of 2.37 Shares for every one (1) Share issued in respect of such award, and Shares issued in respect of any Full Value Award granted under the Plan, in each case, during the period beginning on June 5, 2013 and ending on the day immediately prior to the Amendment Effective Date shall be counted against the Share limit set forth in the preceding sentence at the ratio of 2.29 Shares for every one (1) Share issued in respect of such award. In addition, subject to adjustment under Section 4(c), no more than 49,234,000 Shares may be subject to Incentive Stock Options granted under the Plan and no Eligible Individual may receive Awards under the Plan in any calendar year that relate to more than 2,000,000 Shares.

(b) Forfeited or Expired Shares; Settled Awards. If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date, any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4(e) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares reserved for issuance and delivery of Awards under paragraph (a) of this Section: (i) Shares tendered by a Participant or withheld by Ingram Micro in payment of the exercise price of an Option, (ii) Shares tendered by a Participant or withheld by Ingram Micro to satisfy any tax withholding obligation with respect to an Award , (iii) the gross number of Shares used to determine the settlement value of a Stock Appreciation Right awarded under the Plan; and (iv) Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award.
(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Ingram Micro, issuance of warrants or other rights to purchase Shares or other securities of Ingram Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number of Shares of Ingram Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, the number of Shares or other securities of Ingram Micro (or number and kind of other securities or property) subject to outstanding Awards, and the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee, no such adjustment of Awards (i) of Incentive Stock Options shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or (ii) with respect to any Award would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.
(d) Substitute Awards. Substitute Awards shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan or authorized for grant to a Participant. Additionally, in the event that a company acquired by Ingram Micro or any subsidiary of Ingram Micro or with which Ingram Micro or any subsidiary of Ingram Micro combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed immediately before the transaction by Ingram Micro or any of its subsidiaries.
(e) Shares Again Available for Awards. Any Shares that again become available for issuance and delivery pursuant to this Section 4 shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, (ii) as 2.37 Shares if such Shares were subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans, in any case, on or prior to the first Amendment Effective Date, and (iii) as 2.29 Shares if such Shares were subject to Full Value Awards granted under the Plan after the first and second Amendment Effective Dates.

(f)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
(g) Limitations on Compensation of Non-Employee Directors. Notwithstanding anything to the contrary herein, no non-employee director shall receive in excess of $600,000 of equity compensation in any calendar year, determined by the Fair Market Value of all Awards granted to such non-employee director in such calendar year, based on the Fair Market Value of such Awards on the date of the Award.

2.    Section 6(c) of the Plan is hereby amended and restated in its entirety as follows:
(c) Vesting. The Committee shall determine the period during which an Option shall vest, in whole or in part. The vesting period shall not be less than one (1) year after the grant date; however, the Committee shall retain discretion to set a vesting period of less than one (1) year for Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under Section 4(a) of the Plan. Such vesting may be based on service with Ingram Micro or any Ingram Micro subsidiary, or any other criteria selected by the Committee. At any time after the grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the option vests.
3.    Section 7(b) of the Plan is hereby amended and restated in its entirety as follows:

(b) Vesting. The Committee shall determine the period during which a Stock Appreciation Right shall vest, in whole or in part. The vesting period shall not be less than one (1) year after the grant date; however, the Committee shall retain discretion to set a vesting period of less than one (1) year for Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under Section 4(a) of the Plan. Such vesting may be based on service with Ingram Micro or any Ingram Micro subsidiary, or any other criteria selected by the Committee. At any time after grant of a Stock Appreciation Right, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

4.    Section 8(b) of the Plan is hereby amended and restated in its entirety as follows:

(b) Vesting. The Committee shall determine the period during which Shares of Restricted Stock and the Restricted Stock Units shall vest and become nonforfeitable, in whole or in part. The vesting period shall not be less than one (1) year after the grant date; however, the Committee shall retain discretion to set a vesting period of less than one (1) year for Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under Section 4(a) of the Plan. The Committee may specify such conditions to vesting as it deems appropriate, including conditions based on one or more specific criteria, including service to Ingram Micro or any Ingram Micro subsidiary, in each case on a specified date or dates or over any period or periods, as the Committee determines.
5.    This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.
6.    All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.
*            *             *

I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Ingram Micro Inc. on [                    ], 2016.
Executed on this          day of [                    ], 2016.

Secretary
*             *             *
I hereby certify that the foregoing Second Amendment was duly approved by the shareholders of Ingram Micro Inc. on [                    ], 2016.
Executed on this          day of [                    ], 2016.

Secretary

INGRAM MICRO®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Pacific daylight saving time, on June 8, 2016.

Vote by Internet

- Go to **www.envisionreports.com/IM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Directors for a term of one year:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Howard I. Atkins	☐	☐	☐	02 - David A. Barnes	☐	☐	☐	03 - Leslie Stone Heisz	☐	☐	☐
04 - John R. Ingram	☐	☐	☐	05 - Dale R. Laurance	☐	☐	☐	06 - Linda Fayne Levinson	☐	☐	☐
07 - Scott A. McGregor	☐	☐	☐	08 - Carol G. Mills	☐	☐	☐	09 - Alain Monié	☐	☐	☐
10 - Wade Oosterman	☐	☐	☐								

Proposal	For	Against	Abstain
2. Approval of Executive Compensation in Advisory Vote.	☐	☐	☐
3. Approval of the Second Amendment to the Ingram Micro Inc. 2011 Incentive Plan.	☐	☐	☐
4. Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm.	☐	☐	☐

NOTE: The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

1 U P X

02C5BC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Ingram Micro Inc.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 8, 2016

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Ingram Micro Inc. (the "Company"), hereby appoints William D. Humes and Larry C. Boyd, and each of them individually, as Proxies to represent and vote all of the Company's Class A common stock held of record as of the end of the business day on April 15, 2016 by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held on Wednesday, June 8, 2016, beginning at 10:00 a.m. Pacific daylight saving time at the Company's Irvine office, 3351 Michelson Drive, Suite 100, Irvine, California 92612, and at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS (I.E., FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4). THE PROXIES ARE FURTHER AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD, VOTE VIA TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS OF THIS PROXY CARD, OR ATTEND THE MEETING AND VOTE IN PERSON.

If this Proxy relates to shares held for the undersigned in the Ingram Micro Inc. 401(k) Investment Savings Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein, if received by June 3, 2016.

(ITEMS TO BE VOTED APPEAR ON REVERSE SIDE)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

A-1